                                                                 EXHIBIT 10.i




          THE SECURITY REPRESENTED BY THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE RESOLD OR TRANSFERRED, IN WHOLE OR IN PART, UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES LAWS.

                        FURNISHINGS INTERNATIONAL INC.
                           12% Senior Note Due 2008


August 5, 1996                                                  $285,000,000.00
New York, New York                                                        No. 1


          FOR VALUE RECEIVED, FURNISHINGS INTERNATIONAL INC., a Delaware corporation (the "Company"), promises to pay to Masco Corporation, a Delaware corporation ("Masco" or the "Lender"), or its registered assigns, the principal sum of TWO HUNDRED EIGHTY-FIVE MILLION DOLLARS ($285,000,000.00), as such sum may be increased in accordance with the provisions of Section 3(a) below and decreased by prepayments made pursuant to Section 4 below, on August 5, 2008 (the "Maturity Date") in accordance with the provisions of this Note.

          This Note is the promissory note required to be issued pursuant to
Section 2(b) of the Acquisition Agreement dated as of March 29, 1996, among the Company and the Lender, as amended by Amendment No. 1 thereto dated as of June 21, 1996 and Amendment No. 2 thereto dated as of the Issue Date (as such Acquisition Agreement may be further amended, supplemented or otherwise modified from time to time, the "Acquisition Agreement"). This Note, any notes issued pursuant to Section 3 below, any Exchange Notes or Public Notes (in each case as defined in the Registration Rights Agreement) issued pursuant to
Article II or Section 9.4 or 9.5 of the Registration Rights Agreement, any notes issued in payment of interest on this Note, on any note issued pursuant to Section 3 below or on any such Exchange Note or Public Note (or on any notes so issued in payment of interest), and any notes issued upon registration of transfer or exchange of this Note or any of the aforementioned Exchange Notes, Public Notes or other notes, are collectively referred to herein as the "Notes".

1. Interest; Default Interest. (a) Interest will accrue on the unpaid principal amount of this Note during the period from and including the date hereof to but excluding the Maturity Date at the rate of 12% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months). The Company will pay interest in arrears on June 15 and December 15 of each year, beginning December 15, 1996, and on the Maturity Date.

          (b) If the Company shall default in the payment of any principal of or interest on this Note when due (whether upon the Maturity Date or any scheduled interest payment date, by acceleration or otherwise), the Company agrees to pay, to the extent permitted by law, interest on demand from time to time on such defaulted amount to but excluding the date of actual payment at the rate of 14% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).
          2. Method of Payment. (a) The Company will pay the interest on this Note provided for in Section 1 above (i) in the case of interest which accrues pursuant to Section 1(a) above, to the person who is the registered holder of this Note (the "Holder") at the close of business on June 1 or December 1 next preceding the applicable interest payment date, notwithstanding any cancellation of this Note after the record date and on or before such interest payment date, and (b) in the case of interest which accrues pursuant to Section 1(b) above, to the Holder as of the close of business on the date on which the payment of such interest is demanded. Subject to paragraph
(b) below, the Company will pay the principal of and interest on this Note, and all other amounts (if any) required to be paid by it under this Note, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal, interest and any such other amount by check payable in such money and may mail an interest check to the Holder's registered address. If the outstanding principal amount of this
Note is at least $2,500,000 and the Holder so requests, the Company shall make all payments of principal of and interest on this Note, and all other payments (if any) required to be made by it under this Note, by wire transfer of immediately available funds to the account specified by the Holder in a written notice to the Company delivered at least three Business Days prior to the relevant payment date.

          If the due date for any payment in respect of this Note is not a Business Day, such payment shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the intervening period.

          (b) The Company may and, to the extent that (i) the provisions of
Section 7 below, or of any agreement or instrument evidencing or relating to any Senior Indebtedness, then prohibit (including by means of a financial or negative covenant) the payment of interest on the Notes in cash or (ii) the Relevant Subsidiaries are then prohibited (including by means of a financial or negative covenant) from paying cash dividends to the Company for the purpose of paying such interest by reason of the provisions of the agreements and instruments evidencing or relating to Indebtedness of such subsidiaries or by reason of any applicable law, rule, regulation, judgment, order or decree, the Company shall, on each interest payment date occurring prior to December 15, 2004, in lieu of the payment in whole or in part of interest in cash on this Note, pay interest on this Note through the issuance of additional Notes of like tenor (the "Secondary Notes") in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Note if such
interest were paid in cash.   Notwithstanding the immediately preceding
sentence, on each interest payment date occurring on or after December 15, 2001 but prior to December 15, 2004, to the extent that (x) the provisions of
Section 7 below and the agreements and instruments evidencing or relating to any Senior Indebtedness do not then prohibit (including by means of a financial or negative covenant) the payment of interest on the Notes in cash and (y) the Relevant Subsidiaries are not then prohibited (including by means of a financial or negative covenant) from paying cash dividends to the Company for the purpose of paying such interest by reason of the provisions of the agreements and instruments evidencing or relating to Indebtedness of such subsidiaries or by reason of any applicable law, rule, regulation, judgment, order or decree, the Company shall pay interest on the Notes in cash in the amount at least equal to the amount by which (A) the lesser of (I) the Excess Cash Flow for the fiscal year of the Company immediately preceding the fiscal year in which such interest payment dateoccurs and (II) if, as of the end of such immediately preceding fiscal year, any Bank Indebtedness (or commitment to extend credit constituting Bank Indebtedness) is outstanding, the amount, if any, by which (1) the "Excess Cash Flow" (as defined in the Credit Agreement or any successor agreement or instrument in effect on the date of the prepayment referred to in clause (2) below (or, if earlier, such interest payment date) evidencing or relating to Bank Indebtedness) for such immediately preceding fiscal year exceeds (2) the aggregate principal amount of Bank Indebtedness required to be prepaid during the fiscal year in which such interest payment date occurs in respect of such "Excess Cash Flow," exceeds (B) the aggregate amount of cash interest previously paid on the Notes during the fiscal year in which such interest payment date occurs. All interest on the Notes payable on or after December 15, 2004 shall be paid in cash.

          (c) In the event that Secondary Notes are issued by the Company in lieu of interest paid in cash, the Company shall deliver to the Holder (or any prior registered holder of this Note entitled thereto under Section 2(a)), on the relevant interest payment date, Secondary Notes, dated the date of such interest payment date, in an aggregate principal amount equal to the amount of cash interest not paid on this Note on such interest payment date. In the event that, on any interest payment date, the Company pays in cash part (but less than all) of the interest then due on the Notes, the payment of such cash interest will be made pro rata among the registered holders of the Notes (or any prior registered holders of Notes entitled thereto under Section 2(a)) on the basis of the outstanding principal amount of the Notes held by each such holder (or prior holder) on the record date for the payment of such interest.

          (d) In the case of each interest payment date occurring on or after December 15, 2001 but prior to December 15, 2004, the Company shall deliver to the registered holders of the Notes (or any prior registered holders of Notes entitled to receive interest on such interest payment date pursuant to Section 2(a)), at least 10 Business Days prior to such interest payment date, a written notice setting forth the amount of interest that will be paid on the Notes in cash on such interest payment date. Such notice shall also set forth (i) a brief summary of the Company's calculation of the Annual Amount applicable to such interest payment date and
(ii) the aggregate amount of cash interest previously paid on the Notes during the fiscal year in which such interest payment date occurs. Once delivered, such notice shall be irrevocable, unless the Company's Board of Directors determines that (x) an error has been made in the calculation of any amount set forth in such notice or (y) an event has occurred on or after the date of such notice which would reduce the amount of cash interest required to be paid by the Company pursuant to Section 2(b) on such interest payment date.

          3. Increase in Principal Amount. (a) In the event that the aggregate outstanding principal amount of the Notes is required to be increased pursuant to Section 2(f)(ii) of the Acquisition Agreement, the Company will give written notice of such increase to the Holder (if other than the Lender or any of its Affiliates) within five Business Days after the date (the "Determination Date") on which Adjusted Net Investment and Advances (as defined in the Acquisition Agreement) is finally determined pursuant to Section 2(e) of the Acquisition Agreement. From and after the Determination Date, the portion of the aggregate principal amount of the Notes represented by such increase (the "Increased Amount") shall be deemed to have been outstanding effective as of the Issue Date for all purposes hereunder; provided, however, that the failure to pay interest in respect of the Increased Amount on any interest payment date occurring prior to the Determination Date shall not constitute a Default or an Event of Default hereunder, so long as such interest is paid, in any manner permitted by Section 2, within 10 Business Days after the Determination Date (it being understood that any Secondary Notes issued to pay interest due in respect of the Increased Amount on any such interest payment date shall be deemed to have been outstanding effective as of such interest payment date and shall be dated the date of such interest payment date). The Increased Amount shall be allocated solely to the Lender, regardless of whether the Lender is then a registered holder of Notes. Within 10 Business Days after the Determination Date, (i) if the Lender is a registered holder of Notes as of the Determination Date, such Notes shall be surrendered to the Company and cancelled in exchange for new Notes of like tenor issued by the Company reflecting the Increased Amount or (ii) if the Lender is not a registered holder of Notes as of the Determination Date, the Company shall issue to the Lender a new Note of like tenor, dated the Issue Date, in an original principal amount equal to the
Increased   Amount.  Notwithstanding anything in the Notes to the contrary,
Section 2(b) of the Notes shall apply to all interest payable in respect of the Increased Amount.

          (b) In the event that from time to time the Company is obligated to issue a promissory note to the Lender pursuant to Section 12(r) of the Acquisition Agreement, then in satisfaction of such obligation (and whether or not the Lender is a registered holder of Notes on the date on which the obligation to issue such promissory note arises under such Section 12(r) (the "Indemnification Issue Date")), the Company shall issue to the Lender, within 10 Business

Days after the date on which the obligation to issue such promissory note is finally determined pursuant to such Section 12(r), a new Note of like tenor, dated the Indemnification Issue Date, in an original principal amount determined in accordance with such Section 12(r). From and after the date of such final determination, the Note issued in respect thereof shall be deemed to have been outstanding effective as of the related Indemnification Issue Date for all purposes hereunder; provided, however, that the failure to pay interest in respect of such Note on any relevant interest payment date occurring prior to the date of such final determination shall not constitute a Default or an Event of Default hereunder, so long as such interest is paid, in any manner permitted by Section 2, within 10 Business Days after the date of such final determination (it being understood that any Secondary Notes issued to pay interest due in respect of such Note on any such interest payment date shall be deemed to have been outstanding effective as of such interest payment date and shall be dated the date of such interest payment date).

          4. Mandatory and Optional Prepayments; Change of Control Offer. (a) Mandatory Prepayments. On each of December 15, 2006 (or February 5, 2007, if any principal, interest or other amount payable in respect of the LFI Notes remains unpaid on December 15, 2006), June 15, 2007 and December 15, 2007, the Company shall prepay principal of the Notes in an amount equal to 25% of the outstanding aggregate principal amount of the Notes as of the close of business on December 14, 2006 (or, if any principal, interest or other amount payable in respect of the LFI Notes remains unpaid on December 15, 2006, as of the close of business on February 4, 2007); provided, however, that the aggregate principal amount of Notes which the Company is required to prepay on each such mandatory
prepayment date shall be   reduced pro rata by an aggregate amount equal to the
amount of each prepayment or purchase of Notes made pursuant to Section 4(b) or 4(c) on or after the first such mandatory prepayment date. Each prepayment of Notes pursuant to this Section 4(a) shall be made at a price equal to 100% of the principal amount of the Notes being prepaid, plus accrued but unpaid interest thereon to (but excluding) the prepayment date.

          (b) Optional Prepayments. The Company, at its option, may prepay all or a portion of the outstanding principal amount of the Notes at any time and from time to time, in each case at a purchase price equal to 100% of the principal amount of the Notes being prepaid plus accrued but unpaid interest thereon to (but excluding) the prepayment date.

          (c) Change of Control Offer. (i) Upon the occurrence of a Change of Control, the Company shall, in accordance with paragraph (ii) below, notify the Holder and each other registered holder of Notes of the occurrence of such Change of Control, and accompanying such notice shall be an offer to purchase the Notes (a "Change of Control Offer") at a purchase price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon to (but excluding) the date of purchase.

          (ii) Within 30 days following any Change of Control, the Company shall mail a notice to the Holder and each other registered holder of Notes stating, among other things: (1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4(c) and that all Notes (or portions thereof) timely tendered will be accepted for payment; (2) the purchase price and the purchase date (the "Change of Control Payment Date"), which shall be, subject to any contrary requirements of applicable law, no earlier than 30 days nor later than 60 days from the date such notice is mailed; (3) that any Note (or portion thereof) paid on the Change of Control Payment Date pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date; (4) that any Note (or portion thereof) not tendered will continue to accrue interest; (5) a description of the transaction or transactions constituting the Change of Control; (6) that the Holder or any other registered holder of Notes accepting the offer to have its Notes purchased pursuant to the Change of Control Offer will be required to surrender such Notes (or portions thereof) to the Company prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date; (7) that the Holder or any other registered holder of Notes will be entitled to withdraw its acceptance if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, written notice setting forth the name of the Holder or such other holder, the principal amount of the Notes (or portions thereof) delivered for purchase by the Holder or such other holder, and a statement that the Holder or such other holder is withdrawing its election to have such Notes (or portions thereof) purchased; (8) that registered holders whose Notes are being purchased only in part will be issued new Notes equal in aggregate principal amount to the unpurchased portion of the Notes surrendered; and (9) any other procedures that the Holder and the other registered holders of Notes must follow to accept the Change of Control Offer or effect withdrawal of such acceptance.

          (iii) On the Change of Control Payment Date, the Company shall accept for payment the Notes (or portions thereof) properly tendered (and not withdrawn) pursuant to the Change of Control Offer (which Notes (or the tendered portions thereof) shall become due and payable on the Change of Control Payment
Date) and shall pay, to the Holder and each other registered holder of Notes entitled thereto, the purchase price of the Notes (or portions thereof) so tendered by the Holder or such other holder, plus accrued but unpaid interest thereon to (but excluding) the Change of Control Payment Date. The Holder and each other registered holder of Notes electing to have a Note (or portion thereof) purchased pursuant to the Change of Control Offer will be required to surrender such Note to the Company not later than the close of business on the Business Day immediately preceding the Change of Control Payment Date. The Holder and each other registered holder of Notes will be entitled to withdraw its election if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, written notice setting forth the name of the Holder or such other holder, the principal amount of Notes (or portions thereof) delivered for purchase by the Holder or such other holder and a statement that the Holder or such other holder is withdrawing its election to have such Notes (or portions thereof) purchased.

               (iv) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes (or portions thereof) pursuant to this Section 4(c). To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4(c), the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4(c) by virtue thereof.

               (d) Miscellaneous Provisions. In the event that the Company prepays less than all the outstanding principal amount of a Note pursuant to
Section 4(a) or 4(b), or purchases a portion (but less than all) of a Note pursuant to a Change of Control Offer, the Company shall deliver to the registered holder thereof upon such prepayment or purchase a replacement Note of like tenor representing the remaining outstanding principal amount of such Note. Any prepayment of less than all of the outstanding principal amount of the Notes pursuant to Section 4(a) or 4(b) will be made pro rata among the registered holders of the Notes on the basis of the outstanding principal amount of the Notes then held by each such holder. From and after the date of any prepayment or purchase of this Note pursuant to this Section 4, interest shall cease to accrue on the portion of this Note so prepaid or purchased.

               (e) Notice of Prepayment. Notice of any prepayment of this Note pursuant to Section 4(b) above will be delivered at least 15 days but not more than 60 days before the prepayment date to the Holder at the address specified in (or pursuant to) Section 16, and shall be irrevocable.

          5. Repayment. The Company will repay this Note on the Maturity Date at 100% of the then outstanding principal amount of this Note plus accrued but unpaid interest thereon to (but excluding) such date.

          6. Certain Covenants. The Company covenants and agrees with the Holder and each other registered holder of Notes from time to time that, until the outstanding principal of, and the accrued but unpaid interest on, each Note shall have been paid in full:

          6.1 Indebtedness. The Company will not issue, assume, Guarantee, become liable for or otherwise incur any Indebtedness, other than:

          (a) Indebtedness represented by Bank Indebtedness or Guarantees by the Company of Bank Indebtedness;

          (b) Indebtedness represented by Guarantees by the Company of, or letters of credit or other credit support issued or provided in support of, Indebtedness of a subsidiary of the Company (other than Bank Indebtedness and Indebtedness of the Receivables Subsidiary); provided, however, that in the case of a Guarantee of, or letter of credit or other credit support relating to, Indebtedness of Simmons, the recourse against the Company under such Guarantee, letter of credit or other credit support shall be limited to a pledge of all or any part of the Capital Stock of Simmons and the Class D Common Stock;

        (c) Indebtedness of a Relevant Subsidiary assumed by the Company upon the consolidation or merger of such Relevant Subsidiary with or into the Company or the transfer of all or part of the properties and assets of such Relevant Subsidiary to the Company, provided that such Indebtedness was not incurred by such Relevant Subsidiary in anticipation of such consolidation, merger or transfer;

        (d) Indebtedness represented by the Notes (including any Notes issued pursuant to Sections 2 and 3 above or pursuant to Article II and Sections 9.4 and 9.5 of the Registration Rights Agreement);

        (e) Indebtedness represented by the Debentures and any Refinancing Indebtedness incurred in respect of Debentures in connection with any purchase or redemption of such Debentures permitted by clause (iv) of Section 6.2(b);

        (f) Indebtedness consisting of Subordinated Obligations issued by the Company, in lieu of the payment of cash, to purchase or redeem shares of Capital Stock (or options or warrants in respect of such shares) of the Company or any Relevant Subsidiary (including related stock appreciation rights or similar securities) held by any current or former director, officer or employee of the Company or any subsidiary thereof (or permitted transferees of such current or former director, officer or employee) upon any such person's death, disability, retirement or termination of employment or pursuant to the terms of any agreements (including employment agreements) or plans (or amendments thereto), approved by the Company's or a Relevant Subsidiary's Board of Directors (as applicable), under which any such person may purchase and sell, or is granted options to purchase and sell, any of the securities referred to in this clause (f) (any such purchase or redemption by the Company, an "Employee Stock Redemption");

        (g) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to a Wholly Owned Subsidiary) will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company not permitted by this clause (g);

        (h) Indebtedness of the Company (A) in respect of performance bonds, bankers' acceptances, letters of credit, surety or appeal bonds and similar obligations, in each case provided by the Company in the ordinary course of its business (including those incurred to secure health, safety and environmental obligations in the ordinary course of business) but which do not secure other Indebtedness, and
          (B) in respect of interest rate protection agreements, foreign currency exchange agreements and any other interest or exchange rate hedging arrangements that are designed to protect the Company against fluctuations in interest rates or currency exchange rates and not for the purposes of speculation;

               (i) Indebtedness of the Company, to the extent the net proceeds thereof are immediately used after the incurrence thereof to purchase Notes tendered in an offer to purchase made as a result of a Change of Control;

               (j) Indebtedness of the Company arising from agreements (including the Acquisition Agreement) providing for indemnification, adjustment of purchase price or similar obligations, in any case (other than in the case of the Acquisition Agreement) incurred in connection with the disposition of any business or assets of the Company or any subsidiary thereof or the disposition of any Capital Stock of any subsidiary of the Company (in each case other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any subsidiary thereof in connection with such disposition;

               (k) Indebtedness of the Company owed to (including obligations in respect of letters of credit for the benefit of) any person in connection with worker's compensation, health, disability, or other employee benefits or property, casualty or liability insurance provided by such person to the Company or any subsidiary thereof, pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business;

               (l) any Refinancing Indebtedness incurred in respect of any Indebtedness under clauses (c), (d), (i) and (l) of this Section 6.1;

               (m) Indebtedness of the Company in an aggregate principal amount at any time outstanding not in excess of $20 million; and

               (n) Indebtedness incurred pursuant to any Permitted Receivables Financing in respect of receivables sold by the Company to a Receivables Subsidiary.

provided, however, that the aggregate principal amount of Indebtedness incurred by the Company pursuant to clauses (c), (l) (but only in the case of any Refinancing Indebtedness incurred to refinance Indebtedness under clause (c) above) and (m) above shall not exceed $20 million at any time outstanding.

          6.2 Restricted Payments. (a) The Company shall not (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by persons other than the Relevant Subsidiaries, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment").

          (b)  The provisions of the foregoing paragraph (a) will not prohibit:

                     (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Relevant Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its subsidiaries to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company or a Relevant Subsidiary is liable, directly or indirectly, as a guarantor or otherwise (including by the making of cash contributions to such plan or trust which are used to pay interest or principal on such Indebtedness));

                    (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness incurred to refinance Indebtedness under clause (i) of Section 6.1;

                   (iii) the issuance of Debentures in exchange for shares of Restricted Preferred Securities in accordance with the Company's articles of incorporation;

                    (iv) upon the occurrence of a Change of Control and within 60 days after the completion of the related Change of Control Offer (including the purchase of all Notes properly tendered), any purchase or redemption of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control;

                     (v) at any time and from time to time prior to the first anniversary of the Issue Date, any purchase, redemption or other acquisition for value of shares of the Company's Capital Stock pursuant to the terms of the Call Agreement as in effect on the Issue Date;

                    (vi) Employee Stock Redemptions, in each case regardless of whether the Company pays cash or issues notes in connection therewith, and any payment of principal or interest on, or any purchase or redemption of, any such notes; provided, however, that the aggregate amount (net of purchases of the Company's or any Relevant Subsidiary's Capital Stock by officers, directors and employees of the Company and its subsidiaries) of (A) Employee Stock Redemptions made in cash and (B) cash payments to pay principal of, or interest on, or to purchase or redeem, any such notes shall not exceed as of any date the product of (x) $6.0 million and (y) the number of years (or fractions thereof) elapsed since the Issue Date; and

                   (vii) any dividend or distribution in respect of the Class D Common Stock, or any purchase or redemption of Class D Common Stock, that consists of or is directly funded by (x) a distribution in kind of the common stock of Simmons, (y) distributions (including distributions of assets) made in respect of the Capital Stock of Simmons held by the Company or (z) proceeds from the sale of Capital Stock or assets of Simmons.

                 6.3 Transactions with Affiliates. (a) The Company will not, and will not permit any Relevant Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company on terms (i) that are less favorable to the Company or such Relevant Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a person who is not such an Affiliate and (ii) that, in the event such transaction involves an aggregate amount in excess of $2.5 million, are not evidenced by a written agreement, instrument or other document and have not been approved by a majority of the members of the Company's Board of Directors having no personal economic stake in such transaction.

                 (b) The provisions of the foregoing paragraph (a) will not prohibit (i) any Restricted Payment (other than Permitted Investments) permitted to be made pursuant to Section 6.2, (ii) any Permitted Investment, other than Permitted Investments in Simmons, in 399 or in any Affiliate of 399,
(iii) any Permitted Investment in Simmons described in clause (i) of the definition of "Permitted Investment" in Section 12.1, (iv) fees, compensation or employee benefits paid to, and any indemnity provided for the benefit of, current or former directors, officers or employees of the Company or any subsidiary of the Company in the ordinary course of business, (v) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Company's Board of Directors,
(vi) Employee Stock Redemptions, including any payment of principal of or interest on, or any purchase or redemption of, any note issued in connection therewith, (vii) transactions pursuant to agreements entered into or in effect on the Issue Date (including the Transitional Services Agreement between the Lender and the Company), together with amendments thereto entered into after the Issue Date, provided that the terms of any such amendment are not, in the aggregate, materially less favorable to the Company or such Relevant Subsidiary than the terms of such agreement prior to such amendment, (viii) loans or advances to officers, directors or employees (of the Company or any subsidiary thereof) that are Affiliates of the Company made in the ordinary course of business, but in any event not to exceed $2.5 million in the aggregate outstanding at any one time, or (ix) any transaction between the Company and a Relevant Subsidiary or between Relevant Subsidiaries (so long as the other stockholders of any participating Relevant Subsidiaries which are not direct or indirect wholly owned subsidiaries of the Company are not themselves Affiliates of the Company).

               6.4 Liens. The Company will not, directly or indirectly, create or permit to exist any Lien on any of its property or assets
(including Capital Stock), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness of the Company other than Indebtedness permitted by Section 6.1 (excluding any such permitted Indebtedness incurred pursuant to clause (e), (f), (g) or (i) of Section 6.1 and Refinancing Indebtedness incurred in respect of the Notes or in respect of Indebtedness incurred pursuant to such clause (e), (f), (g) or (i)), unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes) such Indebtedness for so long as such Indebtedness is so secured.

               6.5 Mergers, Consolidations, etc. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person, unless: (a) the resulting, surviving or transferee person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a written instrument in form satisfactory to the registered holders of a majority of the then outstanding principal amount of the Notes, all the obligations of the Company under the Notes; (b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company as a result of such transaction as having been incurred by the Successor Company at the time of such transaction), no Default will have occurred and be continuing;
(c) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (d) the Company will have delivered to the Holder and each other registered holder of Notes an officers' certificate and an opinion of counsel, each stating that such transaction complies with this Section 6.5.

               The foregoing paragraph will not prohibit the Company from conveying or transferring Capital Stock of Simmons. Notwithstanding the foregoing clauses (b), (c) and (d), any Relevant Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

               The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Notes.

          6.6 Certain Amendments. The Company will not permit any amendment or other modification of the Credit Agreement (including Sections 2.13(c) and 6.08(b)(v) thereof) to the extent that the effect of such amendment or other modification is to prohibit the Company, in the absence of a default or event of default under the Credit Agreement, from prepaying Notes at its option with up to 60% of the Net Cash Proceeds (as defined in the Credit Agreement as in effect on the Issue Date) of any public offering of the Company's Common Stock.

          6.7 Existence. Except as otherwise permitted by Section 6.5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve or keep in full force and effect any such right or franchise if the Company's Board of Directors (or any duly authorized committee thereof) shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holders of Notes.

          6.8 Financial Statements and Other Reports. The Company will furnish to the Holder and to each other registered holder of Notes:

          (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the consolidated financial condition of the Company and its consolidated subsidiaries as of the close of such fiscal year and the consolidated results of its operations and the operations of such subsidiaries during such year (and showing, on a comparative basis commencing with the fiscal year ending December 31, 1998, the corresponding figures for the preceding fiscal year), all audited by Ernst & Young LLP, Coopers and Lybrand LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the consolidated financial condition of the Company and its consolidated subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year (and showing, on a comparative basis commencing with the fiscal quarter ending March 31, 1998, such information as of and for the corresponding dates and periods of the preceding fiscal year), all certified by the principal financial officer of the Company as fairly presenting in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnote disclosure) consistently applied, subject to year-end audit adjustments;

          (c) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of the Relevant Subsidiaries with the Securities and Exchange Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be; and

          (d) promptly after (and, in any event, no later than 10 Business Days after) the chief executive officer, the president or the principal financial officer of the Company obtains knowledge thereof, written notice of any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto.

          6.9 Officers' Certificates as to Defaults. The Company will deliver to the Holder and each other registered holder of Notes, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an officers' certificate (signed by the president, the principal financial officer or any vice president of the Company and by the secretary or any assistant secretary of the Company), stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of its covenants and agreements contained in the Notes (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults of which the signers have knowledge and the nature and status thereof.

7.        Subordination.

7.1       Notes Subordinated to Senior Indebtedness.  The Company, for
itself and its successors, and the Lender, for itself and its successors and assigns by its acceptance of this Note, agree that the payment by the Company of the principal of and interest on the Notes and all other amounts owed in respect of the Notes, both before and after the commencement of a bankruptcy or similar
proceeding (collectively, the "Note   Obligations"), is subordinated, to the
extent and in the manner provided in this Section 7, to the prior payment in full in cash of all amounts payable under or in respect of the Senior Indebtedness.

     The provisions of this Section 7 are for the benefit of the holders of the Senior Indebtedness, and such holders are made beneficiaries of this Section 7 and may enforce its provisions.

          7.2    No Payment on Notes in Certain Circumstances.

          (a) Subject to Section 7.9, prior to the payment in full in cash of all amounts payable under or in respect of the Senior Indebtedness, no payment (whether of cash, properties or securities) will be made by the Company on account of principal of or interest on the Notes or any other amount owed in respect of the Notes, or to redeem, retire, purchase, deposit moneys for defeasance of or otherwise acquire any Notes for value, and the Company shall not segregate and hold separate for the benefit of the Lender or any other holder of Notes, money for any such payment, if (i) there shall have occurred and be continuing (x) any default in the payment when due of any amount constituting Senior Indebtedness (whether principal, interest or otherwise, and whether due on the scheduled payment date, a date fixed for prepayment or otherwise) or (y) any other default under any agreement or instrument evidencing or relating to any Senior Indebtedness that has resulted in, or would permit the holders of any Senior Indebtedness to cause (subject to any applicable notice requirement or grace period), the acceleration of any Senior Indebtedness or
(ii) immediately after giving effect thereto, such payment would result in a default described in clause (i) above.

          (b) If any payment or distribution of assets of the Company is received by the Lender or any other holder of Notes in respect of principal of, interest on or any other amount owed in respect of the Notes at a time when the payment or distribution should not have been made because of paragraph (a) above, such payment or distribution (subject to the provisions of Section 7.9) will be received and held in trust for the benefit of, and will be paid over to, the holders of the Senior Indebtedness or their representatives (pro rata as to each of such holders on the basis of the respective unpaid amounts of Senior Indebtedness held by them) for application to the payment of the Senior Indebtedness until all Senior Indebtedness has been paid in full in cash, after giving effect to any concurrent payment to the holders of the Senior Indebtedness.

          7.3 Notes Subordinated to Prior Payment of All Senior Indebtedness upon Dissolution, Liquidation or Reorganization. Subject to Section 7.9, in the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding, relative to the Company or to its creditors, as such, or to its assets, (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company (collectively, "Bankruptcy Events"), then in any such event:

          (a) the holders of the Senior Indebtedness will first be entitled to receive payment in full in cash of the principal and interest due on the Senior Indebtedness and all other amounts payable under or in respect of the Senior Indebtedness before the Lender and the other holders of Notes are entitled to receive any payment on account of the principal of or interest on, or any other amount owed in respect of, the Notes;

          (b) any payment or distribution of assets of the Company of any kind or character (whether in cash, property or securities) to which the Lender and the other holders of Notes would be entitled except for the provisions of this Section 7.3 will be paid by the person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the holders of the Senior Indebtedness or their representatives to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment to the holders of the Senior Indebtedness; and

          (c) if, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character (whether in cash, property or securities) is received by the Lender or any other holder of Notes on account of the principal of or interest on, or any other amount owed in respect of, the Notes before the Senior Indebtedness is paid in full in cash, such payment or distribution will be received and held in trust for the benefit of, and will be paid over to, the holders of the Senior Indebtedness or their representatives (pro rata as to each of such holders on the basis of the respective unpaid amounts of Senior Indebtedness held by them) for application to the payment of the Senior Indebtedness until all Senior Indebtedness has been paid in full in cash, after giving effect to any concurrent payment to the holders of the Senior Indebtedness.

          The Company will give prompt written notice to the Holder and each other registered holder of Notes of any dissolution, winding up, liquidation or reorganization of the Company or any assignment for the benefit of the Company's creditors.

          (d) Any holder of Senior Indebtedness shall have the right to request the Holder to file and, in the event the Holder fails to do so within 10 days, is hereby authorized to file a proper claim or proof of debt in the form required in any Bankruptcy Event for and on behalf of the Holder or any other holder of this Note, to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Note Obligations in an amount not in excess of the aggregate amount of Senior Indebtedness then unpaid, and to take such other action as may be reasonably necessary to effectuate the foregoing. The Holder and any other holder of this Note shall provide to such holder of Senior Indebtedness all information and documents reasonably necessary to present claims or seek enforcement as aforesaid. The Holder of this Note shall retain the right in respect of this Note to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; provided, however, that neither the Lender nor any other holder of this Note shall take any action or vote in any way so as to contest the enforceability of this Section 7, any Senior Indebtedness or any other agreement or instrument with or for the benefit of any holder of any Senior Indebtedness (in its capacity as such).

          7.4 Acceleration of Payment of Notes. If an Event of Default (other than an Event of Default occurring pursuant to clause (i) (but only in the case of a failure to pay principal), (iv) or (v) of Section 11(a)) shall have occurred and be continuing at any time that any

Senior Indebtedness is outstanding, the registered holders of the Notes electing to accelerate the Notes pursuant to Section 11(b) shall give the holders of the Senior Debt (or their representatives) at least 10 days' prior written notice before accelerating the Notes, which notice shall state that it is a "Notice of Intent to Accelerate." If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Senior Indebtedness (or their representatives) of the acceleration.

Prior to the payment in full in cash of all amounts payable under or in respect of the Senior Indebtedness, any amount received by the Lender or any other holder of this Note in respect of any Note Obligation as a result of any acceleration of this Note or any other exercise of remedies in respect of this Note shall be paid to the holders of Senior Indebtedness in accordance with the provisions of this Section 7.

          7.5 Holders to be Subrogated to Rights of Holders of Senior Indebtedness. Upon the payment in full in cash of all Senior Indebtedness, the Holder and the other registered holders of Notes will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments and distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing in respect of the Notes have been paid in full, and for the purpose of such subrogation, no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Lender or any other holder of Notes by virtue of this Section 7 which otherwise would have been made to the Holder or any other holder of Notes will, as between the Company, on the one hand, and the Holder and the other registered holders of Notes, on the other hand, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 7 are, and are intended to be, solely for the purpose of defining the relative rights of the Holder and the other holders of Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          7.6 Obligations of the Company Unconditional. Nothing contained in this Note is intended to or will impair, as between the Company and the Holder, the obligations of the Company, which are absolute and unconditional, to pay to the Holder the principal of and interest on this Note as and when they become due and payable in accordance with the terms hereof, or is intended to or will affect the relative rights of the Holder and the other registered holders of Notes, on the one hand, and the other creditors of the Company (other than the holders of the Senior Indebtedness), on the other hand, nor, except as provided in this Section 7, will anything herein prevent the Holder and the other registered holders of Notes from exercising all remedies otherwise permitted by applicable law upon an Event of Default, subject to the rights, if any, under this Section 7 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                 7.7 Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination, as provided herein, will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act on the part of any such holder, or by any noncompliance by the Company with the terms of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The holders of the Senior Indebtedness may increase, extend, renew, amend, waive or otherwise modify the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without releasing or otherwise impairing the rights of such holders hereunder.

                 7.8 Reinstatement. The provisions of this Section 7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the occurrence of a Bankruptcy Event, all as though such payment had not been made.

                 7.9 Issuance of Additional Notes Not Prohibited. Notwithstanding anything in this Section 7 to the contrary, nothing in this
Section 7 shall prohibit the Company from issuing, or the Lender, the Holder or any other registered holder of Notes (as applicable) from receiving and retaining, (a) Secondary Notes issued on any interest payment date to pay interest on the Notes in lieu of the payment in whole or in part of such interest in cash, (b) any Note issued pursuant to Section 3 or (c) any Exchange Note or Public Note (in each case as defined in the Registration Rights Agreement) issued in exchange for one or more other Notes pursuant to Article II or Section 9.4 or 9.5 of the Registration Rights Agreement; provided, however, that each such Secondary Note, Note, Exchange Note or Public Note (and, in the case of an Exchange Note or a Public Note, the indenture relating thereto) shall contain provisions substantially identical to this Section 7.

                 7.10 Amendment. Any amendment, waiver or other modification of the provisions of this Section 7 shall not be effective against any holder of Senior Indebtedness without such holder's consent.

                 7.11 Remedies. The holders of Senior Indebtedness shall be entitled to enforce their rights under this Section 7 specifically, to recover damages by reason of any breach of any provision of this Section 7 and to exercise all other rights existing in their favor. The Lender and each other holder of Notes acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Section 7 and that any holder of Senior Indebtedness may apply to any court of competent jurisdiction for specific performance and injunctive relief in order to enforce and prevent any violation of the provisions of this Section 7.

                 8. Registered Holder Deemed Owner. The Company may treat the Holder as the owner of this Note for all purposes hereof.

                 9.        Transfers; Note Register; Replacement of Notes.

                 9.1 Transfers. (a) This Note shall not be sold, assigned, pledged, hypothecated or otherwise transferred, in whole or in part, except as provided in paragraphs (b) and (c) below and except for transfers by will or applicable laws of descent.

                 (b) After the earlier of (i) a Qualifying Offering and (ii) August 5, 1998, the Holder may either (x) sell or assign this Note, in whole or in part, to any person, or (y) pledge this Note in a bona fide financing transaction to a commercial bank or other lending institution that agrees in writing to be bound by the provisions of this Section 9; provided, however, that the Holder shall not make any such sale, assignment or pledge unless (A) the ratio of (1) Consolidated EBITDA minus Capital Expenditures to (2) Consolidated Interest Expense, in each case for the four most recent fiscal quarters of the Relevant Subsidiaries ending at least 45 days prior to the date of such sale, assignment or pledge, is at least 2.5 to 1 and (B) the ratio of
(1) Total Debt as of the end of such four-quarter period to (2) Consolidated EBITDA for such four-quarter period is not more than 3.1 to 1.

                 For purposes of this Section 9.1(b), "Consolidated EBITDA," "Capital Expenditures" and "Total Debt" shall be calculated on a consolidated (or, if necessary to include all the Relevant Subsidiaries, a combined) basis solely with respect to the Relevant Subsidiaries, and shall not reflect any financial data to the extent pertaining solely to the Company.

                 (c) Prior to any sale, assignment or pledge of this Note pursuant to paragraph (b) above, the Holder shall give at least 15 days' prior written notice to the Company of the Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer and (except in the case of any pledge pursuant to clause (y) of such paragraph (b)) shall indicate the exemption under the Securities Act pursuant to which the proposed transfer of this Note may be effected without registration under the Securities Act. Every Note surrendered for registration of transfer shall be duly endorsed, or shall be accompanied by a written instrument of transfer duly executed, by the registered holder of such Note. The Note issued upon such transfer shall bear the restrictive legend set forth in paragraph (d) below.

                 (d) Each Note that is not an Exchange Note or a Public Note (in each case as defined in the Registration Rights Agreement) will be stamped or otherwise imprinted with a legend in capital letters and otherwise in substantially the following form:

                  "THE SECURITY REPRESENTED BY THIS NOTE HAS
                   NOT BEEN REGISTERED UNDER THE SECURITIES

                    ACT OF 1933, AS AMENDED, OR UNDER ANY
                    STATE SECURITIES LAWS, AND MAY NOT BE
                    RESOLD OR TRANSFERRED, IN WHOLE OR IN
                    PART, UNLESS REGISTERED OR EXEMPT FROM
                    REGISTRATION UNDER THE SECURITIES ACT OF
                    1933, AS AMENDED, AND ALL APPLICABLE
                    STATE SECURITIES LAWS."

                 9.2       Note Register; Replacement of Notes.

                 (a) The Company shall keep a register in which provisions shall be made for the registration of transfers and exchanges of Notes. The register shall be kept at the chief executive office of the Company. Upon
surrender for   registration of transfer of any Note at the chief executive office of the Company (and provided that such transfer is effected in compliance with Section 9.1), the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes of like tenor for a like aggregate principal amount of Notes. At the option of any registered holder of Notes, its Notes may be exchanged for other Notes of like tenor of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the chief executive office of the Company. Each new Note issued upon transfer or exchange shall be in a principal amount of at least $500,000 and dated the date to which interest on the Notes surrendered shall have been paid. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same respective obligations, and entitled to the same benefits, as the Notes surrendered upon such registration of transfer or exchange. The Company shall make a notation on each new Note of the amount of all payments of principal previously made on the old Notes with respect to which such new Note is issued and the date to which interest accrued on such old Note has been paid, and shall stamp or otherwise imprint on each new Note that is not an Exchange Note or a Public Note (in each case as defined in the Registration Rights Agreement) the restrictive legend set forth in Section 9.1(d).

                 Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory to the Company, or in the case of any such mutilation, upon surrender of such Note (which surrendered Note shall be cancelled by the Company), the Company will, without charge, issue a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note as if the lost, stolen, destroyed or mutilated Note were then surrendered for exchange.

                 10. Amendments and Waivers. The terms of the Notes may not be amended by the Company without the consent of the registered holders of a majority of the then outstanding principal amount of the Notes, and any existing default may be waived only with the consent of the registered holders of a majority of the then outstanding principal amount of the

Notes; provided, however, that without the consent of the Holder, the interest rate on this Note may not be reduced, the principal amount of this Note may not be reduced, the Maturity Date may not be changed to a later date and Sections 4(a), 4(c), 4(d) and 7 and this Section 10 may not be amended.


               11. Defaults and Remedies. (a) An "Event of Default" shall occur if:

               (1) the Company defaults in the payment of any principal of or interest on any Note when the same becomes due and payable (whether on the Maturity Date, a date fixed for the prepayment or repurchase of such Note pursuant to Section 4 or otherwise), and the default continues for a period of 10 days;

               (ii) there is a default in the performance, or a breach, of any covenant or agreement of the Company contained in the Notes (other than a default specified in clause (i) above) and continuance of such default or breach for a period of 80 days after there shall have been given, to the Company by the registered holders of at least 25% of the then outstanding principal amount of the Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default";

               (iii) there is a default under any Bank Indebtedness, the Indebtedness represented by the LFI Notes or any other Indebtedness for borrowed money of the Company or any Relevant Subsidiary, or under any agreement or instrument under which there may be issued or by which there may be secured or evidenced any such Indebtedness, which default shall have resulted in an aggregate outstanding principal amount greater than $75 million of such Indebtedness becoming or being accelerated and declared due and payable prior to the date on which it would otherwise have become due and payable, or a failure to pay any such Indebtedness in an aggregate outstanding principal amount greater than $75 million at maturity, in each case without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, to the Company by the registered holders of at least 25% of the then outstanding principal amount of the Notes, a written notice specifying such default or failure and requiring the Company to cause such Indebtedness to be discharged or such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a "Notice of Default";

               (iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (A)     is for relief against the Company in an involuntary case;

             (B) appoints a Custodian of the Company or for all or any substantial part of its property; or

             (C)     orders the liquidation of the Company;
       and, in each case, the order or decree remains unstayed and in effect
       for 60   days; or

       (v)  the Company, pursuant to or within the meaning of any Bankruptcy
       Law:

             (A)     commences a voluntary case;

             (B) consents to the entry of an order for relief against it in an involuntary case;

             (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

             (D) makes a general assignment for the benefit of its creditors.

The term "Bankruptcy Law" means Title 11 of the United States Code and any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

             (b) If an Event of Default (other than an Event of Default specified in clause (iv) or (v) of Section 11(a)) occurs and is continuing, the registered holders of a majority of the then outstanding principal amount of the Notes, by five Business Days' prior written notice to the Company, may, subject to Section 7, declare the unpaid principal of and accrued interest on all the Notes to be due and payable. If such Event of Default is not cured or waived within such five Business Days, such acceleration shall become effective upon the expiration of such five-Business Day period, and such unpaid principal and interest shall, subject to Section 7 hereof, thereupon become and be immediately due and payable. If an Event of Default specified in clause (iv) or (v) of Section 11(a) occurs, the unpaid principal of and accrued interest on all the Notes shall, subject to Section 7 hereof, forthwith become and be immediately due and payable without any declaration or other act on the part of any registered holder of Notes. The registered holders of a majority of the then outstanding principal amount of the Notes may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and all existing Events of Default have been cured or waived except nonpayment of principal, interest or any other amount that has become due solely because of the acceleration.

                           (c)     In the case of an Event of Default resulting
from the failure to pay any principal of or interest on any Note, or from a default in the performance, or breach, of any other agreement or covenant of the Company contained in the Notes, the Company agrees to pay to the registered holders of the Notes, in addition to any interest otherwise required pursuant to Section 1(b), such further amount as shall be required to cover any and all reasonable out-of-pocket costs and expenses of enforcement and collection, including reasonable attorneys' fees and expenses.

                           (d)     Subject to any applicable requirement under
Section 7.4 to give prior written notice before accelerating the Notes, if an Event of Default occurs and is continuing, the registered holders of a majority of the then outstanding principal amount of the Notes may pursue any available remedy to collect the unpaid principal of and interest on the Notes or to enforce the performance of any provision of the Notes. The holders of a majority of the then outstanding principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy then available to any holder of Notes.

                 12.       Definitions.

                 12.1 Defined Terms. As used in the Notes, the following terms shall have the respective meanings set forth below:

                 "Acquisition Agreement" has the meaning specified in the forepart of this Note.

                 "Additional Management Stockholder" means an Additional Stockholder who is an employee, officer or director of the Company or any of its subsidiaries.

                 "Additional Stockholder" means any person (other than any Institutional Stockholder, Masco Stockholder or Management Stockholder), to whom the Company issues Restricted Securities or Restricted Preferred Securities after the Issue Date, other than pursuant to a public offering registered under the Securities Act, in each case who has executed a joinder agreement as an Additional Stockholder pursuant to Section 6.2 of the Stockholders' Agreement (or any successor provision), and its direct and indirect Permitted Transferees, so long as any such person shall hold (directly or indirectly through the Voting Trust) Restricted Securities or Restricted Preferred Securities.

                 "Affiliate" means, with respect to any person, any other person that Controls, is Controlled by or is under common Control with such person. For purposes of the definition of the term "Permitted Transferees," employees, officers and directors of 399 and its Affiliates shall be "Affiliates" of 399.

                 "Associate" means, with respect to any person, (i) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity and (ii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

                 "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                 "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any increase, extension, renewal, refinancing or replacement thereof or of any subsequent Bank Indebtedness, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                 "Bankruptcy Events" has the meaning specified in Section 7.3.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

                 "Call" means the right of the Company to purchase Restricted Securities and Restricted Preferred Securities from 399 Stockholders pursuant to the Call Agreement.

                 "Call Agreement" means the Call Agreement dated as of the Issue Date, between 399 and the Company, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Capital Expenditures"    means, for any period, without
duplication, the sum of (a) the aggregate of all expenditures (whether paid in cash or other consideration) by the Company and the Relevant Subsidiaries during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the consolidated statement of cash flows of the Company and the Relevant Subsidiaries for such period and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by the Company and the Relevant Subsidiaries to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any person (it being understood that this clause (b) does not include any Investment in a person that is not a subsidiary at the time of such Investment and that will not become a subsidiary as a result of such Investment); provided, however, that Capital Expenditures shall not include (i) expenditures relating to the development, purchase or acquisition of sample fabric books,
(ii) in the case of
clause (b) above, the portion of such expenditures allocable in accordance with GAAP to net current assets, (iii) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the Company or any of the Relevant Subsidiaries within 12 months of receipt of such proceeds or (iv) with respect to any person, expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party and for which neither such person nor any subsidiary of such person has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party.

               "Capital Lease Obligation" of any person means an obligation of such person that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

               "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

               "Change of Control" means the occurrence of

               (i) a sale in one or more transactions of more than 66 2/3% of the consolidated assets of the Company and its Control Subsidiaries,

               (ii) any transaction as a result of which the 399 Stockholders cease to own at least 10% of the HFG Common Stock on a Fully-Diluted Basis,

               (iii) any transaction as a result of which any person other than an Institutional Stockholder, a Masco Stockholder or a Management Stockholder (or any group consisting of such persons who (x) shall have agreed in writing (other than pursuant to the Stockholders' Agreement) to act as a group with respect to the acquisition or voting of securities of the Company or the power to designate and elect members of the Company's Board of Directors, with a copy of such agreement having been provided to the Company, (y) shall have advised the Company that such group is acting as a group with respect to the acquisition or voting of securities of the Company or the power to designate and elect members of the Company's Board of Directors, or (z) in connection with the purchase of securities of the Company, shall have filed or notified the Company that it will file, as a group, a Schedule 13D or 13G under the Exchange Act) has the power to designate and elect members of the Company's Board of Directors with weighted votes constituting a majority of the weighted votes on such Board (or, if no such weighting is then in effect, the power to designate and elect a majority of the members of such Board), excluding, however, any such person or group that would not have held such power if it had not acquired from a Masco Stockholder securities of the Company having rights and privileges conferring such power, other than by a transfer from a Masco Stockholder through the exercise of "Rights of Inclusion" under Article III of the Stockholders' Agreement in connection with a transfer by the 399 Stockholders, provided, that no Change of Control under the circumstances set forth in this clause (iii) shall be deemed to have occurred under any circumstances solely as a result of the acquisition by any such person or group of the right to designate and elect the Management Directors and the Masco Director, or

          (iv) the 399 Stockholders (x) have sold in one or more transactions to persons other than their Permitted Transferees in excess of 66 2/3% of the HFG Common Stock, on a Fully-Diluted Basis (excluding HFG Common Stock which is subject to transfer by 399 Stockholders to the Company pursuant to the Call), owned by the 399 Stockholders on the Issue Date (subject to adjustment for any stock dividends, stock splits, combinations, reclassifications, mergers, consolidations and the like) and (y) following such sales, the percentage of HFG Common Stock on a Fully-Diluted Basis owned by the 399 Stockholders on the date of the last of such sales is less than the percentage thereof owned by the Masco Stockholders on the date of the last of such sales.

For purposes of this definition of Change of Control, the terms "399 Stockholders" and "Permitted Transferees" do not include any Permitted Transferee of a 399 Stockholder pursuant to clauses (iii)(C) and (iii)(D) of the definition of Permitted Transferee (unless such Permitted Transferee is, with respect to 399, a person described in clauses (iii)(A) and (iii)(B) of such definition).

               "Change of Control Offer" has the meaning specified in Section 4(c).

               "Change of Control Payment Date" has the meaning specified in
               Section 4(c).

               "Class A Common" means the Company's Class A Common Stock, par value $.01 per share, consisting of four series of Class A Common Stock, the Series A-1 Common Stock, the Series A-2 Common Stock, the Series A-3 Common Stock and the Series I Common Stock, and any securities into which such Class A Common shall have been changed or any securities resulting from any reclassification or recapitalization of such Class A Common.

               "Class B Common" means the Company's Class B Common Stock, par value $.01 per share, consisting of four series of Class B Common Stock, the Series B-1 Common Stock, the Series B-2 Common Stock, the Series B-3 Common Stock and the Series II Common Stock, and any securities into which such Class B Common shall have been changed or any securities resulting from any reclassification or recapitalization of such Class B Common.

               "Class C Common" means the Company's Class C Common Stock, par value $.01 per share, and any securities into which such Class C Common shall have been changed or any securities resulting from any reclassification or recapitalization of such Class C Common.

               "Class D Common" means the Company's Class D Common Stock, par value $.01 per share, and any securities into which such Class D Common shall have been changed or any securities resulting from any reclassification or recapitalization of such Class D Common.

               "Class D Equity Equivalents" means securities exercisable, convertible or exchangeable for or into Class D Common.

               "Common Stock" means the Class A Common, the Class B Common, the Class C Common and the Class D Common, any securities into which the Class A Common, the Class B Common, the Class C Common or the Class D Common shall have been changed, and all other securities of any class or classes (however designated) of the Company, the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution, liquidation or winding-up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding-up.

               "Company" has the meaning specified in the forepart of this Note.

               "Consolidated Current Assets"     means, at any date of
determination, all assets (other than cash and cash-equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Company and the Relevant Subsidiaries as current assets at such date of determination.

               "Consolidated Current Liabilities"         means at any date of
determination, all liabilities (other than the current portion of long-term Indebtedness) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Company and the Relevant Subsidiaries as current liabilities at such date of determination.

               "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus, without duplication, to the extent deducted in computing Consolidated Net Income, the sum of (a) income tax expense, (b) interest expense (including interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of receivables), (c) depreciation and amortization expense, including amortization of sample fabric books, (d) any extraordinary losses, (e) any non-cash charges or non-cash losses and (f) cash restructuring charges minus, without duplication, to the extent added in computing such Consolidated Net Income, (i) interest income, (ii) any extraordinary gains and (iii) any non-cash income or non-cash gains, all as determined on a consolidated basis with respect to the Company and the Relevant Subsidiaries in accordance with GAAP.

Notwithstanding anything in the Notes to the contrary, the aggregate amount of cash restructuring charges added back to Consolidated Net Income in the determination of Consolidated EBITDA for any twelve-month (or shorter) period shall not exceed $3,500,000.

               "Consolidated Interest Expense" means, for any period, the gross interest expense accrued or paid by the Relevant Subsidiaries during such period, as determined on a consolidated (or, if necessary to include all the Relevant Subsidiaries, a combined) basis in accordance with GAAP, plus interest-equivalent costs associated with any Permitted Receivables Financing for such period, whether accounted for as interest expense or loss on the sale of receivables; provided, however, that "Consolidated Interest Expense" shall not include (i) expenses relating to the transactions contemplated by the Credit Agreement or the Acquisition Agreement or amortization thereof and (ii) penalties and premiums associated with any prepayment of Indebtedness.

               "Consolidated Net Income" means, for any period, net income or loss of the Company and the Relevant Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the net income (or loss) of any person in which any other person (other than the Company, any wholly owned Relevant Subsidiary or any director holding qualifying shares or any nominee holding shares for the indirect benefit of the Company in compliance with applicable law) has an equity interest, except that (i) the Company's or such Relevant Subsidiary's equity in the net income of any such person shall be included in determining Consolidated Net Income to the extent of the amount of dividends, other distributions or payments in respect of loans actually paid to the Company or any of the Relevant Subsidiaries, as the case may be, by such person during such period, provided that if the ownership of such equity interest by such other person is required by local ownership laws in any foreign country, the Company's or such Relevant Subsidiary's equity in the net income of any such person shall be included in determining Consolidated Net Income to the extent that cash could have been distributed by such person during such period to the Company or such Relevant Subsidiary, as the case may be, as a dividend, and (ii) the Company's or any Relevant Subsidiary's equity in a net loss of any such person for such period shall be included in determining Consolidated Net Income, (b) the net income (or loss) of any person for any period prior to the date it becomes a Relevant Subsidiary or is merged into or consolidated with the Company or any of the Relevant Subsidiaries or the date that person's assets are acquired by the Company or any of the Relevant Subsidiaries and (c) any after tax gains or losses attributable to sales of assets out of the ordinary course of business.

               "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Relevant Subsidiaries, determined on a consolidated basis, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus minus (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

               "Consolidated Working Capital" means, at any date of determination, Consolidated Current Assets at such date of determination minus Consolidated Current Liabilities at such date of determination.

               "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

               "Control Subsidiary" means, with respect to any person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or Controlled, directly or indirectly, by that person or one or more of the other Control Subsidiaries of that person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or Controlled, directly or indirectly, by that person or one or more Control Subsidiaries of that person or a combination thereof. For purposes hereof, a person or persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such person or persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or Control the managing director or general partner of such partnership, association or other business entity.

               "Credit Agreement" means the Credit Agreement dated as of August 5, 1996, among the Company, LFI and the other borrowers party thereto from time to time, the lenders party thereto from time to time and The Chase Manhattan Bank, a New York banking corporation, as administrative agent and collateral agent, and Chase Manhattan Bank Delaware, as issuing bank, as the same may be amended, supplemented or otherwise modified from time to time.

               "Debentures" means the Company's Junior Subordinated Debentures issued from time to time after the Issue Date in exchange for shares of the Restricted Preferred Securities or in payment of interest on any such Junior Subordinated Debentures (including those so issued in payment of interest).

               "Default" means any event or condition that, upon notice, lapse of time or both would constitute an Event of Default.

               "Determination Date" has the meaning specified in Section 3(a).

               "Disqualified Stock" means, with respect to any person, any capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to 91 days after the Stated Maturity of the Notes. Disqualified Stock shall not include any Capital Stock that is not otherwise Disqualified Stock if by its terms the holders thereof have the right to require the issuer to repurchase such stock upon a Change of Control (or upon events substantially similar to a Change of Control).

               "Employee Stock Redemption" has the meaning specified in Section 6.1.

               "Equity Equivalents" means securities exercisable, convertible or exchangeable for or into HFG Common Stock, including without limitation the Series B Preferred and the Series C Preferred.

               "Event of Default" has the meaning specified in Section 11(a).

               "Excess Cash Flow" means, for any fiscal year, the Consolidated EBITDA of the Company and the Relevant Subsidiaries on a consolidated basis for such fiscal year, minus, without duplication, (a) cash interest paid during such fiscal year (including interest-equivalent costs during such fiscal year that are associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of receivables), (b) scheduled principal repayments of Total Debt made during such year, (c) voluntary prepayments of Total Debt of the Relevant Subsidiaries during such fiscal year, (d) Capital Expenditures by the Company and the Relevant Subsidiaries on a consolidated basis during such fiscal year that are paid in cash, except to the extent that such Capital Expenditures are prohibited by Section 6.2, (e) taxes paid in cash by the Company and the Relevant Subsidiaries on a consolidated basis during such fiscal year, (f) the portion (if any) of such Consolidated EBITDA which (in the reasonable judgment of the Company's Board of Directors) is required to be retained for use in the business of the Relevant Subsidiaries (including (i) to make Capital Expenditures and (ii) to pay interest on Indebtedness of any Relevant Subsidiary and to repay or prepay any outstanding Indebtedness of any Relevant Subsidiary), (g) cash payments made by the Company to Simmons pursuant to the Tax Sharing Agreement during such fiscal year, (h) an amount equal to any increase in Consolidated Working Capital during such fiscal year, (i) capital expenditures in cash relating to the development, purchase or acquisition of sample fabric books during such fiscal year, (j) restructuring charges paid in cash during such fiscal year to the extent included in determining Consolidated EBITDA, (k) any increase in Investments in customers, suppliers and Joint Ventures during such fiscal year and (l) to the extent included in Consolidated EBITDA, all non-cash payments received by the Company and the Relevant Subsidiaries on a consolidated basis during such fiscal year, plus, without duplication, (i) an amount equal to any decrease in

Consolidated Working Capital during such fiscal year, (ii) interest income received in cash during such fiscal year, (iii) any decrease in Investments in customers, suppliers and Joint Ventures during such fiscal year, (iv) the proceeds of any Capital Lease Obligations, purchase money Indebtedness and other Indebtedness (to the extent permitted under Section 6.1, in the case of Indebtedness of the Company), in each case to the extent used to finance Capital Expenditures during such fiscal year, (v) to the extent deducted in determining Consolidated EBITDA, all non-cash payments made by the Company and the Relevant Subsidiaries on a consolidated basis during such fiscal year and
(vi) the portion (if any) of the Consolidated EBITDA for the immediately preceding fiscal year which has been subtracted pursuant to clause (f) above in determining Excess Cash Flow for such immediately preceding fiscal year.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission thereunder.

               "Fully-Diluted Basis" means, (A) with respect to the calculation of the number of shares of HFG Common Stock, (i) all shares of HFG Common Stock outstanding at the time of determination and (ii) all shares of HFG Common Stock issuable upon the exercise, conversion or exchange of Equity Equivalents and (B) with respect to the calculation of the number of shares of Class D Common, (i) all shares of Class D Common outstanding at the time of determination and (ii) all shares of Class D Common issuable upon the exercise, conversion or exchange of Class D Equity Equivalents.

               "GAAP" means generally accepted accounting principles applied on a consistent basis. All accounting terms shall be interpreted, and all accounting determinations under the Notes shall be made, in accordance with
Section 12.2.

               "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such

Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

               "Guaranty" means the Holdings Guarantee Agreement, dated the Issue Date, made by the Company in favor of the collateral agent for the lenders under the Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

               "HFG Common Stock" means the Common Stock, but excluding the Class D Common.

               "HFG Restricted Securities" means the Restricted Securities, but excluding the Class D Common and Class D Equity Equivalents.

               "Holder" has the meaning specified in Section 2(a).

               "Increased Amount" has the meaning specified in Section 3(a).

               "Indebtedness"    of any person shall mean, without duplication,
(a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, provided that the amount of such Indebtedness of such person shall be the lesser of (i) the fair market value of such property on the date of determination and (ii) the outstanding principal amount of such Indebtedness of such other person on the date of determination,
(g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

               "Indemnification Issue Date" has the meaning specified in Section 3(b).

               "Institutional Directors" means any member of the Company's Board of Directors designated and elected pursuant to Section 5.1(a)(i) of the Stockholders' Agreement (or any successor provision).


               "Institutional Stockholder Group Members" means, collectively, 399, Associated Madison Companies, Inc., a Delaware corporation, TRV Employees Fund, L.P., a Delaware limited partnership, Greenwich Street Capital, L.P., a Delaware limited partnership, GSCP Offshore Fund Ltd., a British Virgin Islands corporation, The Travelers Insurance Company, a Connecticut corporation, and The Travelers Life and Annuity Company, a Connecticut corporation.

               "Institutional Stockholders" means each Institutional Stockholder Group Member and their respective direct and indirect Permitted Transferees, so long as any such person shall hold Restricted Securities or Restricted Preferred Securities.

               "Investment" in any person means any advance or loan (other than advances or loans to customers or suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the person making such advance or loan) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such person.

               "Issue Date" means August 5, 1996.

               "Joint Venture" means any person of which securities or other ownership interests representing at least 20% but no greater than 50% of the equity or ordinary voting power are owned, Controlled or held by the Company or any Relevant Subsidiary.

               "Lender" has the meaning specified in the forepart of this Note.

               "LFI" means Lifestyle Furnishings International Ltd., a Delaware corporation, and its successors.

               "LFI Notes" means the 10.875% Senior Subordinated Notes due 2006 issued by LFI on the Issue Date and shall include any substantially identical notes subsequently issued in exchange therefor pursuant to the terms of the indenture governing such Senior Subordinated Notes.

               "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

               "Management Director" means any member of the Company's Board of Directors designated and elected pursuant to Section 5.1(a)(ii) of the Stockholders' Agreement (or any successor provision).

               "Management Group" means, collectively, the individuals whose names appear on the omnibus signature pages to the Stockholders' Agreement.

               "Management Stockholders" means the Management Group and their respective direct and indirect Permitted Transferees, so long as any such person shall hold (directly or indirectly through the Voting Trust) Restricted Securities or Restricted Preferred Securities.

               "Masco Director" means any member of the Company's Board of Directors designated and elected pursuant to Section 5.1(a)(iii) of the Stockholders' Agreement (or any successor provision).

               "Masco Stockholders" means Masco and its direct and indirect Permitted Transferees, so long as any such person shall hold Restricted Securities, Restricted Preferred Securities or Debentures.

               "Maturity Date" has the meaning specified in the forepart of this Note.

               "Moody's" means Moody's Investors Service, Inc. and its successors.

               "Note Obligations" has the meaning specified in Section 7.1.

               "Notes" has the meaning specified in the forepart of this Note.

               "Permitted Investment" means an Investment by the Company in: (i) Simmons, to the extent that such Investment is either (x) existing on the Issue Date or (y) directly funded by a contemporaneous capital contribution from a stockholder of the Company in connection with a purchase of Class D Common Stock by such stockholder; (ii) a Relevant Subsidiary or a person which will, upon the making of such Investment, become a Relevant Subsidiary; provided, however, that the primary business of such person is a Related Business; (iii) another person if as a result of such Investment such other person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Relevant Subsidiary; provided, however, that such person's primary business is a Related Business; (iv) Temporary Cash Investments; (v) receivables owing to the Company, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company deems reasonable under the circumstances; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vii) loans or advances to employees made in the ordinary course of business and not exceeding $6.0 million in the aggregate outstanding at any one time; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any subsidiary thereof or in satisfaction of judgments; (ix) Investments in property or assets to be used in (or in Relevant Subsidiaries and any entity that, as a result of such Investment, is a Relevant Subsidiary engaged in) a Related Business; (x) securities or other property received as consideration in sales of assets; (xi) Guarantees which are permitted to be incurred under Section 6.1; (xii) Investments existing and held by the Company on the Issue Date (after giving effect to the transactions contemplated by the Acquisition Agreement to occur on the Issue Date) and set forth on Schedule 6.04(l) to the Credit Agreement (as in effect on the Issue Date) and renewals, extensions and replacements thereof, provided that the amount of any such renewed, replaced or extended Investment shall not exceed the amount of the Investment being renewed, replaced or extended; or (xiii) other Investments of any type, provided that the outstanding amount of Investments made after the Issue Date in reliance on this clause (xiii) may not at any time exceed $10 million in the aggregate.

               "Permitted Receivables Financing" means (a) the Bridge Receivables Financing (as defined in the Credit Agreement) and (b) any subsequent financing secured substantially by receivables (and related assets) originated by the Company or any Relevant Subsidiary in any amount, provided that (i) any such subsequent receivables financing has a later or equal final maturity and a longer or equal weighted average life than the Bridge Receivables Financing, (ii) sales of receivables to any Receivables Subsidiary are made at fair market value (as determined in good faith by the Company's or LFI's Board of Directors), (iii) the interest rate applicable to such subsequent receivables financing shall be a market interest rate (as determined in good faith by the Company's or LFI's Board of Directors) as of the time such financing is entered into, (iv) such financing is non-recourse to the Company except to a limited extent customary for such financings and (v) the covenants, events of default and other provisions thereof, collectively, shall be market terms (as determined in good faith by the Company's or LFI's Board of Directors).

               "Permitted Transferee" means:

                    (i) with respect to any Stockholder who is a natural person, the spouse or any lineal descendant (including by adoption and stepchildren) of such Stockholder, or any trust of which such Stockholder is the trustee and which is established solely for the benefit of any of the foregoing individuals and whose terms are not inconsistent with the terms of the Stockholders' Agreement, or any partnership, all of the general partner(s) and limited partner(s) (if any) of which are one or more persons identified in this clause (i) (or any other trust or partnership established by any such Stockholder to the extent approved in writing by the Company (acting with the approval of the Company's Board of Directors, including the consent of the Masco Director and the Institutional Directors));

                    (ii) with respect to a Masco Stockholder, (x) any direct or indirect Control Subsidiary of Masco (including any such Control Subsidiary which ceases to be a Control Subsidiary of Masco after the Issue Date) unless such Control Subsidiary or former Control Subsidiary does not qualify as (A) a "Permitted Transferee" of Masco, under the more restrictive of the definitions of such term with respect to Masco ("Permitted Transferee Definitions"), under the Credit Agreement (as in effect on the Issue Date) and the indenture pertaining to the LFI Notes (as in effect on the Issue Date), or (B) in the event that the agreements referred to in clause (A) above are no longer in effect, a "Permitted Transferee" of Masco under the most restrictive Permitted Transferee Definition in any other material agreement or instrument evidencing indebtedness for borrowed money of the Company or any of its Significant Subsidiaries, which Permitted Transferee Definition is no more restrictive in scope with respect to "Permitted Transferees" of Masco than the more restrictive of the Permitted Transferee Definitions referred to in clause (A) above, and (y) subject to the prior written consent of the Institutional Stockholders (which consent shall be in their sole discretion), any corporation (I) in which Masco owns shares of capital stock representing at least 19% of the total ordinary voting power of such corporation and (II) which is "controlled" (within the meaning under Rule 12b-2 of the regulations under the Exchange Act) by Masco;

                    (iii) with respect to the Institutional Stockholders, (A) any Associate or Affiliate of any such Institutional Stockholder and any officer, director or employee of any Institutional Stockholder or of any such Associate or Affiliate, (B) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (A) above, and any trust (where a majority in interest of the beneficiaries thereof are any of the persons described in this clause (B) and in clause (A) above), corporation or partnership (where a majority in interest of the stockholders or limited partners, or where the managing general partner, is one of more of the persons described in clause (A) above), (C) any other Institutional Stockholder or (D) if, after taking commercially reasonable steps, with the cooperation of the Company, such Institutional Stockholder is unable to restructure its ownership of the Company's securities in a manner which avoids a Regulatory Problem and which is not materially adverse to such Institutional Stockholder, upon the giving of notice to the Company and the Masco Stockholders that the Institutional Stockholders have determined that such Regulatory Problem may not be avoided, then to any third party to avoid such Regulatory Problem;

                            (iv) with respect to any Additional Stockholder who is not a natural person, any Affiliate of such Additional Stockholder; and

                             (v) with respect to any Management Stockholder and any Additional Management Stockholder, the Voting Trust established pursuant to the Voting Trust Agreement.

                 "person" means an individual, partnership, corporation, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

                 "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                 "Qualifying Offering" means the consummation by the Company of an underwritten primary or secondary public offering of HFG Common Stock pursuant to an effective registration statement under the Securities Act, covering the offer and sale of the HFG Common Stock (a) which (taken together with all similar previous public offerings) raises at least $100,000,000 of aggregate net proceeds to the Company (after underwriters' fees, commissions and discounts and offering expenses) and (ii) as a result of which, at that time, at least 25% of the HFG Common Stock on a Fully-Diluted Basis has been sold to the public.

                 "Receivables Subsidiary" means LFI Receivables Corporation or any successor thereto or other entity formed solely for purposes of a Permitted Receivables Financing.

                 "Refinancing Indebtedness" means Indebtedness that is incurred to refund, refinance, replace, renew, repay, purchase, redeem or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" and "refinancing" shall have a correlative meaning) any other Indebtedness, including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) such Refinancing Indebtedness is incurred in an aggregate principal amount (or, if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus an amount necessary to pay any fees and expenses, including premiums, relating to such refinancing and (iv) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Refinancing

Indebtedness is subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being refinanced.

                 "Registration Rights Agreement" has the meaning specified in
Section 15.

                 "Regulatory Problem" means (i) the Institutional Stockholder's investment in the Common Stock exceeds any limitation to which it is subject, or is otherwise not permitted, under any law, rule or regulation of any governmental authority (including any position to that effect taken by such governmental authority), or (ii) restrictions are imposed on the Institutional Stockholder as a result of any law, regulation, rule or directive (whether or not having the force of law) of any governmental or regulatory authority which, in the reasonable judgment of the Institutional Stockholder, make it illegal or unduly burdensome for the Institutional Stockholder to continue to hold such Common Stock.

                 "Related Business" means any business of the Company and the Relevant Subsidiaries as conducted on the Issue Date and any business related, ancillary or complementary thereto.

                 "Relevant Subsidiary" means any subsidiary of the Company, other than Simmons.

                 "Restricted Payment" has the meaning specified in Section
6.2(a).

                 "Restricted Preferred Securities" means the Series A-1 Preferred and the Series A-2 Preferred.

                 "Restricted Securities" means the Common Stock, the Class D Equity Equivalents, the Equity Equivalents and any securities issued with respect thereto as a result of any stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event or upon the conversion, exchange or exercise thereof.

                 "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

                 "Secondary Notes" has the meaning specified in Section 2(b).

                 "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission thereunder.

                 "Senior Indebtedness" of the Company means (i) the Bank Indebtedness, to the extent that any of the Bank Indebtedness is a direct obligation of the Company, and (ii) the "Obligations," as such term is defined in the Guaranty or in any other written Guarantee of Bank

Indebtedness (provided that the definition of "Obligations" in such other written Guarantee shall be substantially the same (without regard to amounts) as the definition of "Obligations" in the Guaranty) entered into by the Company on or after the Issue Date, in each case including any interest accruing thereon on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding; provided, however, that Senior Indebtedness shall not include any portion of the Bank Indebtedness (in the case of clause (i) above) or such "Obligations" (in the case of clause (ii) above) that, at or promptly following the time of the incurrence thereof, is not secured by a Lien on all or substantially all of the Company's properties and assets (including Capital Stock).

                 "Series A-1 Preferred" means the Company's Series A-1 Preferred Stock, par value $.01 per share, and any securities (other than the Debentures) into which such Series A-1 Preferred shall have been changed or any securities resulting from any reclassification or recapitalization of such Series A-1 Preferred.

                 "Series A-2 Preferred" means the Company's Series A-2 Preferred Stock, par value $.01 per share, and any securities (other than the Debentures) into which such Series A-2 Preferred shall have been changed or any securities resulting from any reclassification or recapitalization of such Series A-2 Preferred.

                 "Series B Preferred" means the Company's Series B Convertible Preferred Stock, par value $.01 per share, and any securities into which such Series B Preferred shall have been changed or any securities resulting from any reclassification or recapitalization of such Series B Preferred.

                 "Series C Preferred" means the Company's Series C Convertible Preferred Stock, par value $.01 per share, and any securities into which such Series C Preferred shall have been changed or any securities resulting from any reclassification or recapitalization of such Series C Preferred.

                 "Significant Subsidiaries" means those Control Subsidiaries of the Company which constitute a "Significant Subsidiary" as defined in Regulation S-X promulgated by the Securities and Exchange Commission under the Securities Act, as such Regulation is in effect on the Issue Date.

                 "Simmons" means Simmons Upholstered Furniture Corporation, a Delaware corporation, and its successors (other than a Relevant Subsidiary into which it merges or to which it transfers all or substantially all its assets) and subsidiaries.

                 "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or redemption of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                 "Stockholders" means each of the Institutional Stockholders, the Masco Stockholders, the Management Stockholders and the Additional Stockholders.


                 "Stockholders' Agreement" means the Stockholders' Agreement dated as of the Issue Date, among the Company, Masco, the Institutional Stockholders and the Management Stockholders, as such agreement may be amended, supplemented or otherwise modified from time to time.

                 "Subordinated Obligation" means any Indebtedness of the Company outstanding from time to time which is subordinate or junior in right of payment to the Notes pursuant to a written agreement or instrument entered into or accepted by the holders of such Indebtedness.

                 "subsidiary" means, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, provided that the term "subsidiary," when used in respect of the Company or any of its subsidiaries, shall not include any foreign joint venture in which the Company or any Relevant Subsidiary owns less than or equal to 50% of the equity interest in such joint venture.

                 "Successor Company" has the meaning specified in Section 6.5.

                 "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of the Issue Date, among the Company, LFI, the Receivables Subsidiary and Simmons, as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

                 "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations (x) of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof or (y) of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized rating agency; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications described in clause
(ii) above; (iv) investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (v) investments in securities maturing within 365 days of the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A-1" by Moody's; (vi) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250.0 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended; and (vii) similar investments approved by the Company's Board of Directors in the ordinary course of business.

                "399" means 399 Venture Partners, Inc., a Delaware corporation.

                "399 Stockholders" means 399 and each of its respective direct and indirect Permitted Transferees, so long as any such person shall hold Restricted Securities or Restricted Preferred Securities.

                "Total Debt" means, at any time, all Indebtedness of the Company and the Relevant Subsidiaries of the type referred to in clauses (a), (b), (c),
(e), (h) and (j) (provided that obligations in respect of letters of credit shall not be included in Total Debt, except to the extent of any unreimbursed drawings thereunder) of the definition of the term "Indebtedness."

                "Voting Trust" means the Voting Trust created under the Voting Trust Agreement.

                "Voting Trust Agreement" means the Voting Trust Agreement dated as of the Issue Date, by and among the Company, the Management Stockholders named therein and the trustee named therein, as such agreement may be amended, supplemented or otherwise modified from time to time.

                "Wholly Owned Subsidiary" means a Relevant Subsidiary all the Capital Stock of which (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders) is owned by the Company or one or more other Wholly Owned Subsidiaries (including shares held of record by a nominee for the benefit of the Company or another Wholly Owned Subsidiary).

                12.2 Terms Generally. The definitions in Section 12.1 shall apply equally to both the singular and plural forms of the terms defined. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided, however, that for purposes of determining compliance with the covenants and agreements contained in Sections 2(b), 6.1, 6.2, 6.3, 6.4, 6.5 and 9.1(b), all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the Issue Date.

                13. No Recourse Against Others. A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of such obligations or their creation. The Lender and each other holder hereof, by accepting this Note, waives and releases all such liability. The waiver and release set forth in this Section 13 are part of the consideration for the issuance of this Note.

                14. No Offset. Notwithstanding anything to the contrary in any Note or in the Acquisition Agreement, the Lender shall not be entitled to satisfy or otherwise discharge any of its payment obligations owed to the Company or any Relevant Subsidiary (whether arising under the Acquisition Agreement or otherwise) by means of an offset against the Company's obligations under any Note.

                15. Registration Rights Agreement. The Company and the Lender have entered into a Registration Rights Agreement dated as of the Issue Date, relating to the Notes (as the same may be amended, supplemented or otherwise modified from time to time, the "Registration Rights Agreement").
The Holder, by its acceptance of this Note, agrees that it is subject to and bound by the terms and provisions of the Registration Rights Agreement as if it were a party thereto.

                16. Notices. All notices and other communications delivered pursuant to the Notes shall be in writing and (together with all payments of interest on this Note made by the issuance of Secondary Notes and all payments of principal and interest on this Note made by check) shall be delivered by hand, by express courier service, by registered or certified mail, return receipt requested, postage prepaid, by first-class mail or by telecopy, addressed, (a) if to the Holder, at the following address or at such other address as the Holder shall have furnished to the Company in writing:

                          Masco Corporation
                          21001 Van Born Road
                          Taylor, Michigan  48180
                          Facsimile No.:  313-374-6135
                          Attn:  President

                          with a copy to:

                          Masco Corporation
                          21001 Van Born Road
                          Taylor, Michigan  48180
                          Facsimile No.:  313-374-6135
                          Attn:  General Counsel

or (b) if to the Company, at the following address or at such other address as the Company shall have furnished to the Holder in writing:

                          FURNISHINGS INTERNATIONAL INC.
                          1300 National Highway
                          Thomasville, North Carolina 27360
                          Facsimile No.:  910-476-4551
                          Attn:  President

                          with copies to:

                          FURNISHINGS INTERNATIONAL INC.
                          1300 National Highway
                          Thomasville, North Carolina 27360
                          Facsimile No.:  910-476-4551
                          Attn:  General Counsel

                          and

                          Morgan, Lewis & Bockius LLP
                          101 Park Avenue
                          New York, New York  10178
                          Facsimile No.:  212-309-6273
                          Attn:  Philip H. Werner

                Any notice so addressed and mailed or delivered shall be deemed to be given (i) one Business Day after being consigned to an express courier service, (ii) five Business Days after being mailed by registered, certified or first-class mail, (iii) on the same Business Day, if delivered by hand and (iv) when received, if delivered by telecopy.

                17. Headings; Certain Conventions. The headings of the various Sections of this Note are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof. Unless the context otherwise expressly requires, all references herein to Sections are to Sections of this Note. The words "herein," "hereunder" and "hereof" and words of similar import refer to this Note as a whole and not to any particular Section or provision.

                18. Governing Law. The construction, validity and interpretation of this Note shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first above written.

                         FURNISHINGS INTERNATIONAL INC.



                                     By: /s/ Robert L. George
                                        -------------------------
                                        Name:  Robert L. George
                                        Title: Executive Vice President

                                                                EXECUTION COPY


==============================================================================









                        REGISTRATION RIGHTS AGREEMENT


                                   between


                        FURNISHINGS INTERNATIONAL INC.


                                     and


                              MASCO CORPORATION



                          Dated as of August 5, 1996










==============================================================================

                              TABLE OF CONTENTS

                                                                        Page

RECITALS ...............................................................   1

ARTICLE I
DEFINITIONS ............................................................   1
        1.1  Definitions ...............................................   1
        1.2    Cross-References ........................................   2

ARTICLE II
REGISTERED EXCHANGE OFFER ..............................................   3
        2.1  Request for Exchange Offer ................................   3
        2.2  Exchange Offer Registration Statement; One Exchange Offer .   3
        2.3  Exchange Notes Indenture ..................................   4
        2.4  Exchange Offer Procedures .................................   4
        2.5  Exchange Offer Registration Procedures ....................   6

ARTICLE III
REGISTRATIONS UPON REQUEST .............................................   8
        3.1  Requests for Registration .................................   8
        3.2  Number of Registrations ...................................  10
        3.3  Effective Registration Statement ..........................  10
        3.4  Priority on Registrations .................................  11
        3.5  Registration Statement Form ...............................  11
        3.6  Selection of Underwriters .................................  12

ARTICLE IV
HOLDBACK AGREEMENTS ....................................................  12
        4.1  Holdback ..................................................  12
        4.2  Company Holdback ..........................................  12
        4.3  Black-Out Rights and Postponement .........................  12

ARTICLE V
REGISTRATION PROCEDURES ................................................  13

ARTICLE VI .............................................................  17
REGISTRATION EXPENSES ..................................................  17
                6.1  Fees Generally ....................................  17
                6.2  Counsel Fees ......................................  17

                                                                        Page
                                                                        ----



ARTICLE VII
UNDERWRITTEN OFFERINGS .................................................  17

ARTICLE VIII
INDEMNIFICATION ........................................................  18
        8.1  Indemnification by the Company ............................  18
        8.2  Indemnification by a Selling Noteholder ...................  19
        8.3  Indemnification Procedure .................................  20
        8.4  Underwriting Agreement ....................................  21
        8.5  Contribution ..............................................  21
        8.6  Periodic Payments .........................................  22

ARTICLE IX
INDENTURE ..............................................................  23
        9.1  Indenture Generally .......................................  23
        9.2  Indenture .................................................  23
        9.3  Opinion ...................................................  24
        9.4  Exchanges by Requesting Holders ...........................  24
        9.5  Exchanges by Other Holders ................................  25

ARTICLE X
RULE 144 ...............................................................  25

ARTICLE XI
PARTICIPATION IN UNDERWRITTEN REGISTRATIONS ............................  25

ARTICLE XII
MISCELLANEOUS ..........................................................  26
        12.1  No Inconsistent Agreements ...............................  26
        12.2  Specific Performance .....................................  26
        12.3  Amendments and Waivers ...................................  26
        12.4  Nominees for Beneficial Owners ...........................  27
        12.5  Successors and Assigns ...................................  27
        12.6  Notices ..................................................  27
        12.7  Headings; Certain Conventions ............................  28
        12.8  Gender ...................................................  29
        12.9  Invalid Provisions .......................................  29
        12.10  Governing Law ...........................................  29
        12.11  Consent to Jurisdiction and Service of Process ..........  29
        12.12  Waiver of Jury Trial ....................................  30
        12.13  Counterparts ............................................  30

                                                                        Page
                                                                        ----



Annex A
Annex B
Annex C
Annex D

        REGISTRATION RIGHTS AGREEMENT dated as August 5, 1996, between FURNISHINGS INTERNATIONAL INC., a Delaware corporation (the "Company") and Masco Corporation, a Delaware corporation ("Masco"), on its own behalf and on behalf of each subsequent registered holder of Notes (as defined below).



                                   RECITALS



        WHEREAS, the Company and Masco have entered into an Acquisition Agreement dated as of March 29, 1996, as amended by Amendment No 1 thereto dated as of June 21, 1996 and Amendment No. 2 thereto dated as of the date hereof (as such Acquisition Agreement may be further amended, supplemented or otherwise modified from time to time, the "Acquisition Agreement"), pursuant to which the Company is acquiring all of the issued and outstanding capital stock of the HFG Companies (as such term is defined in the Acquisition Agreement);

        WHEREAS, the Acquisition Agreement provides that, in consideration for its acquisition of the capital stock of the HFG Companies, the Company will (among other things) issue to Masco a 12% Senior Note Due 2008 of the Company in an original principal amount equal to $285,000,000 (such Note, any notes issued to Masco pursuant to Section 2(f)(ii) or 12(r) of the Acquisition Agreement, any notes issued in payment of interest on such Note (or on such other notes or any notes so issued in payment of interest), and any notes issued upon registration of transfer or exchange of such Note or any of the other aforementioned notes, being collectively referred to herein as the "Notes"); and

        WHEREAS, the Acquisition Agreement contemplates that, at the closing thereunder, a registration rights agreement relating to the Notes will be executed by the Company and Masco (on its own behalf and on behalf of each subsequent registered holder of Notes).

        NOW THEREFORE, in connection with the Acquisition Agreement and the Notes and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:



                                  ARTICLE I


                                 DEFINITIONS
                                 -----------


        1.1     Definitions.

        As used in this Agreement, the following terms shall have the meanings set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):

        "Affiliate" means, with respect to any person, any other person that Controls, is Controlled by or is under common Control with such person.

        "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

        "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission thereunder.

        "Initial Public Offering" means the first time a registration statement filed under the Securities Act with the Commission respecting an offering, whether primary or secondary, of common stock of the Company (or securities convertible, exercisable or exchangeable for or into common stock of the Company or rights to acquire common stock of the Company or such securities), which is underwritten on a firmly committed basis, is declared effective and the securities so registered are issued and sold.

        "person" means an individual, partnership, corporation, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, and the rules and regulations of the Commission thereunder.

        1.2     CROSS-REFERENCES.

        The following defined terms, when used in this Agreement, shall have the respective meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"Acquisition Agreement"                                 -       Recitals
"Black-Out Notice"                                      -       Section 4.3
"Company"                                               -       Preamble
"Exchange Notes"                                        -       Section 2.2
"Exchange Offer Registration Period"                    -       Section 2.2
"Exchange Offer Registration Statement"                 -       Section 2.2
"Exchanging Dealer"                                     -       Section 2.4(a)
"First Indenture Holders"                               -       Section 9.2
"Indenture"                                             -       Section 9.1
"Masco"                                                 -       Preamble
"Notes"                                                 -       Recitals
"Other Provisions"                                      -       Section 9.2
"Public Notes"                                          -       Section 9.1
"Registered Exchange Offer"                             -       Section 2.1
"Registrable Notes"                                     -       Section 3.1
"Registration Expenses"                                 -       Section 6.1
"Registrations"                                         -       Section 3.1
"Requesting Holders"                                    -       Section 3.1
"Special Counsel"                                       -       Section 9.2
"Trustee"                                               -       Section 9.1



                                  ARTICLE II

                          REGISTERED EXCHANGE OFFER
                          -------------------------


        2.1     Request for Exchange Offer.

        If, at any time, (a) any persons (other than Masco and its Affiliates) then own (beneficially and of record) Notes, the aggregate outstanding principal amount of which is at least $100,000,000, (b) a Registered Exchange Offer has not previously been effected, (c) the Company is not then engaged in attempting to effect a Registration requested pursuant to Section 3.1 and (d) at least 90 days have elapsed since the effective date of any underwritten Registration pursuant to Article III, then the registered holders (other than Masco or any Affiliate thereof) of Notes (other than Notes beneficially owned by Masco or any Affiliate thereof), the aggregate outstanding principle amount of which is at least $100,000,000, may at such time request that the Company make a Registered Exchange Offer.

        2.2     EXCHANGE OFFER REGISTRATION STATEMENT; ONE EXCHANGE OFFER.

        Following its receipt of a request made in accordance with Section 2.1 for a Registered Exchange Offer, if the Company is then permitted to effect the Registered Exchange Offer, under the Securities Act and applicable interpretations thereof by the

Commission's staff, the Company shall (a) prepare and, not later than 60 days following its receipt of such request, file with the Commission a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities act with respect to a proposed offer (the "Registered Exchange Offer") to the registered holders of Notes to issue and deliver to such registered holders, in exchange for the Notes, a like aggregate principal amount of new notes of the Company (the "Exchange Notes"), with terms identical in all material respects to, and except as contemplated in Section 2.3, having all the rights and privileges carried by, the Notes outstanding at the time of the exchange and (b) use all reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act within 120 days of its receipt of such request and to keep the Exchange Offer Registration Statement effective for a period of not less than 30 days (or longer, if required by applicable law) after the date notice of the Exchange Offer is mailed to the registered holders of Notes (such period being called the "Exchange Offer Registration Period").

        Notwithstanding anything in this Agreement to the contrary, the Company will not have any obligation to effect more than one Registered Exchange Offer pursuant to this Article II. A Registered Exchange Offer shall be deemed to have been effected for purposes of this Article II if an Exchange Offer Registration Statement has become effective under the Securities Act and has been kept effective during the related Exchange Offer Registration Period.

        2.3     EXCHANGE NOTES INDENTURE.

        The Exchange Notes will be issued under an indenture that satisfies the applicable requirements of Article IX.

        2.4     EXCHANGE OFFER PROCEDURES.

        (a) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each registered holder of Notes electing to exchange Notes for Exchange Notes (assuming that such registered holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such registered holder's business and has no arrangements or understandings with any person to participate in the distribution of the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitation or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States. The Company acknowledges that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, each registered holder of Notes that is a broker-dealer electing to exchange Notes, acquired for its own account as a result of market making activities or other trading activities , for Exchange Notes (an "Exchanging Dealer"), is required to deliver a prospectus containing the information set forth in Annexes A,B,C and D relating to the terms of the Exchange Notes, the procedures for the Registered

Exchange Offer, the purpose of the Registered Exchange Offer and the plan of distribution for Exchange Notes in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer.

        (b) In connection with the Registered Exchange Offer, the Company shall:

                (i) mail to each registered holder of Notes a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                (ii) keep the Registered Exchange Offer open for not less than 30 days after the date notice thereof is mailed to such registered holders (or longer if required by applicable law);

                (iii) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                (iv) permit such registered holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

                (v) otherwise comply in all material respects with all applicable laws applicable to the Registered Exchange Offer.

        (c) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

                (i) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

                (ii)    cancel all Notes so accepted for exchange; and

                (iii) cause the Trustee promptly to authenticate and deliver to each registered holder of Notes so accepted for exchange, Exchange Notes equal in principal amount to the Notes of such registered holder so accepted for exchange.

        (d) Interest on each Exchange Note issued pursuant to the Registered Exchange Offer will accrue from the last date on which interest was paid (whether in cash or in additional Notes) on the Notes surrendered in exchange therefor.

        (e) Each registered holder of Notes participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such registered holder will be acquired in the ordinary course of business, (ii) such registered holder will have no arrangements or understanding with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act and (iii) such registered holder is not an affiliate of the Company within the meaning of the Securities Act.

        2.5     EXCHANGE OFFER REGISTRATION PROCEDURES.

        In connection with an Exchange Offer Registration Statement, the following provisions shall apply:

        (a) The Company shall include in the prospectus forming a part of the Exchange Offer Registration Statement the information set forth in Annex A on the cover, in Annex B in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section and in Annex C in the "Plan of Distribution" section, and shall include the information set forth in Annex D in the letter of transmittal delivered pursuant to clause (i) of Section 2.4(b).

        (b) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules included therein, and, if such Exchanging Dealer so requests in writing, all exhibits thereto (including those incorporated by reference).

        (c) During the Exchange Offer Registration Period, the Company will promptly deliver to each Exchanging Dealer, without charge, as many copies of the prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of Exchange Notes received by it pursuant to the Registered Exchange Offer; and the Company consents to the use of such prospectus or any amendment or supplement thereto by any such Exchanging Dealer, but in each case only to the extent that such use is in accordance with this Article II.

        (d) The Company shall make available for a period of 180 days after the consummation of the Registered Exchange Offer, a copy of the prospectus forming part of the Exchange Offer Registration Statement to any broker-dealer (other than any Exchanging Dealer) for use in connection with any resale of any Exchange Notes.

        (e) The Company shall ensure that (i) the Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act, (ii) the Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and (iii) the prospectus forming part of the Exchange Offer Registration Statement and any supplement to such prospectus, does not, as of its date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made.

        (f) Upon the occurrence, during the period in which the Company is required to keep the Exchange Offer Registration Statement effective pursuant to
Section 2.2, of any event known to the Company as a result of which the prospectus included in the Exchange Offer Registration Statement, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, the Company shall promptly (i) notify any Exchanging Dealer or other broker-dealer known by it to be using such prospectus in connection with resales of Exchange Notes of the occurrence thereof and (ii) prepare and furnish to each such Exchanging Dealer or other broker-dealer a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to prospective purchasers of Exchange Notes, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

        (g) The Company shall notify the registered holders of the Exchange Notes (or, if the relevant event occurs prior to the issuance of the Exchange Notes, the registered holders of Notes that requested the Registered Exchange Offer pursuant to Section 2.1):

                (i) of the date on which the Exchange Offer Registration Statement or any amendment thereto has been filed with the Commission or on which the Exchange Offer Registration Statement or any post-effective amendment thereto has become effective;

                (ii) of any request by the Commission to amend or supplement the Exchange Offer Registration Statement or the prospectus included therein;

                (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Exchange Offer Registration Statement or the initiation of any proceedings for that purpose;

                (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Exchange Notes for sale in any jurisdiction or the initiation or (if known to the Company) threatening of any proceeding for such purpose; and

                (v) of the occurrence of any event that requires notification to certain Exchanging Dealers and other broker-dealers pursuant to paragraph (f) above.

        (h) The Company shall use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Exchange Offer Registration Statement at the earliest possible time.

        (i) The Company shall use its best efforts to register or qualify the Exchange Notes under such other securities or blue sky laws of such jurisdictions as any registered holder of Notes tendered pursuant to the Registered Exchange Offer shall reasonably request, to keep such registration or qualification in effect for so long as the Exchange Offer Registration Statement remains in effect and to do any and all other acts and things which may be reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Exchange Notes received by such registered holder pursuant to the Registered Offer; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (i), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of the process in any such jurisdiction.

        (j) Not later than the effective date of the Exchange Offer Registration Statement, the Company shall provide a CUSIP number for the Exchange Notes and provide the Trustee with printed certificates for the Exchange Notes in a form eligible for deposit with The Depositary Trust Company.

        (k) The Company shall use its reasonable efforts to cause the Exchange Notes issued in the Registered Exchange Offer to be listed on each securities exchange (if any) on which debt securities issued by the Company are then listed and shall enter into such customary agreements as may be required in furtherance thereof, including listing applications and indemnification agreements in customary form;

        (l) The Company shall use all reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as practicable, an earnings statement covering a period of at least twelve months, beginning with the first month after the effective date of the Exchange Offer Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.


                                 ARTICLE III


                          REGISTRATIONS UPON REQUEST


        3.1     REQUESTS FOR REGISTRATION.

        (a) if, at any time, (i) the sale or assignment of Notes is permitted by Section 9.1(b) of the Notes, (ii) the Company is not then engaged in attempting to effect a

Registered Exchange Offer requested pursuant to Section 2.1 and (iii) at least 90 days have elapsed since the later of (x) the effective date of any Exchange Offer Registration Statement and (y) the effective date of any prior underwritten Registration pursuant to this Article III, then the registered holders of a majority of the then outstanding principal amount of the Notes (the "Requesting Holders") may at such time request registration under the Securities Act of all or part of the Public Notes issuable to the Requesting Holders pursuant to Section 9.4 or 9.5 (the "Registrable Notes") in exchange for the outstanding Notes then held by them; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) the registered holders of Notes shall not be entitled to request, and the Company shall not be obligated to effect, any such registration that does not involve at least $100 million aggregate principal amount of Registrable Notes and (ii) the Company shall not be obligated to effect any such registration if, at any time prior to the effective date of the registration statement relating thereto, the sale or assignment of Notes is no longer permitted by Section 9.1(b) of the Notes. Within 10 days after its receipt of any such request, the Company will give written notice of such request to all other registered holders of Notes. Thereafter, the Company will use all reasonable efforts to effect the registration under the Securities Act requested by the Requesting Holders and will include in such registration all Registrable Notes with respect to which the Company has received written requests for inclusion therein by such other registered holders within 30 days after the receipt of the Company's notice, subject to the provisions of Section 3.4. All registrations requested pursuant to this Section 3.1 are referred to herein as "Registrations." Notwithstanding anything in this Agreement to the contrary, in the event that (x) a registered holder of Notes has previously exchanged its Notes for Exchange Notes pursuant to a Registered Exchange Offer and (y) as of the time when a Registration is requested pursuant to Section 3.1, there is a material risk (confirmed in writing by counsel reasonably satisfactory to the Company) that such registered holder is not eligible to sell the Exchange Notes then held by it under the exemption from registration set forth in Section 4(1) of the Securities Act, then, solely for purposes of such Registration and all matters relating thereto, such Exchange Notes shall be eligible for registration pursuant to this Article III and shall be deemed to constitute "Notes" under this Section 3.1 and all related Sections of this Agreement.

        (b) In the event that the Requesting Holders request a Registration under this Article III, such Requesting Holders may, at any time prior to the effective date of the registration statement relating to such Registration, revoke such request by providing written notice to the Company; provided, however, that notwithstanding such revocation, such Registration shall be deemed to have been effected for purposes of Section 3.2 unless after consultation with the Company and any proposed underwriter, the Requesting Holders in good faith determine that the Registrable Notes which they have requested to be registered would not be sold pursuant to such Registration within a reasonable amount of time or at a price acceptable to such Requesting Holders.

        (c) Any request for a Registration pursuant to this Article III shall specify the aggregate principal amount of Registrable Notes proposed to be sold by the Requesting Holders and the intended method of disposition thereof.

        3.2     NUMBER OF REGISTRATIONS.

        The Company will not have any obligation to effect more than two Registrations pursuant to this Article III. The Company will pay all Registration Expenses in connection with each such Registration.

        3.3     EFFECTIVE REGISTRATION STATEMENT.

        No registration shall be deemed to have been effected for purposes of
Section 3.2:

        (i) unless a registration statement with respect thereto has become effective (other than in connection with a revocation notice delivered pursuant to Section 3.1(b));

        (ii) if after such registration statement has become effective, any stop order, injunction or other order or requirement affecting any of the Registrable Notes covered by such registration statement is issued or threatened by the Commission or any other governmental agency or court;

        (iii) if the Company delivers a Black-Out Notice with respect to such Registration;

        (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Registration are not satisfied by reason of a failure by or inability of the Company to satisfy any of such conditions, or the occurrence of an event outside the reasonable control of any Requesting Holder or other holder of Registrable Notes covered by such agreement;


        (v) if the Requesting Holders have made the determination contemplated by the proviso to Section 3.1(b) and have notified the Company of such determination in a revocation notice delivered in accordance with Section 3.1(b) with respect to such Registration; or

        (vi) if the Requesting Investors are not able to register and sell at least 90% of the amount of Registrable Notes which they requested to be included in such Registration;

provided that the Company will pay all Registration Expenses in connection with any

Registration if pursuant to this Section 3.3 the Registration is deemed not to have been effected.

          3.4     Priority on Registrations.

          (a) The Company will not include in any Registration any securities which are not Registrable Notes without the written consent of holders of Notes representing not less than 66 2/3% of the aggregate principal amount of Registrable Notes requested to be included in such Registration in accordance with Section 3.1(a).

          (b) If the Requesting Holders and other registered holders of Notes request Registrable Notes to be included in a Registration which is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the amount of Registrable Notes requested to be included exceeds the amount of Registrable Notes which can be sold in such offering within a price range acceptable to the holders of Notes representing not less than 66 2/3% of the aggregate principal amount of Registrable Notes requested to be included in such Registration in accordance with Section 3.1(a), the Company will include any securities to be sold in such Registration in the following order: (i) first, the Registrable Notes owned by the Requesting Holders; (ii) second, the Registrable Notes requested to be included in such registration by such other registered holders of Notes in accordance with
Section 3.1(a), provided, that if the managing underwriters determine in good faith that a lower number of Registrable Notes should be included, then only that lower number of Registrable Notes requested to be included by such other registered holders shall be included in such Registration, and such other registered holders shall participate in the registration pro rata based upon their relative ownership of the aggregate principal amount of Registrable Notes requested to be included in such Registration by such other registered holders in accordance with Section 3.1(a); (iii) third, subject to Section 3.4(a), any securities the Company proposes to sell and (iv) fourth, any securities other than Registrable Notes to be sold by persons other than the Company included pursuant to Section 3.4(a) hereof. Any person including any securities (other than Registrable Notes) in a Registration pursuant to Article III hereof must pay its share of the Registration Expenses allocable to such securities as provided in Article VI hereof.

          3.5     Registration Statement Form.

          Each Registration effected pursuant to this Article III shall be on such appropriate registration form of the Commission (a) as shall be selected by the Company and (b) as shall permit the disposition of the Registrable Notes covered thereby in accordance with the intended method of disposition specified in the request for such Registration by the Requesting Holders.

        3.6     SELECTION OF UNDERWRITERS

        The Requesting Holders will have the right to select the underwriters and the managing underwriter to administer any Registration (which underwriters and managing underwriter shall be reasonably acceptable to the Company).


                                  ARTICLE IV

                             HOLDBACK AGREEMENTS


        4.1 HOLDBACK.

        Each registered holder of Notes agrees not to effect any public sale or distribution of Exchange Notes or Registrable Notes during the seven days prior to, and the 90-day period beginning on, the effective date of (a) an Initial Public Offering, (b) any underwritten Registration in which such registered holder had an opportunity to participate without cutback under Article III hereof (except as part of such underwritten Registration), or (c) any underwritten registration under the Securities Act of other debt securities of the Company, in each case unless the managing underwriters of the relevant registered public offering otherwise agree.

        4.2 COMPANY HOLDBACK.

        The Company agrees not to effect any public sale or distribution of its debt securities, or any securities convertible, exchangeable or exercisable for or into such debt securities, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any Exchange Offer Registration Statement or any underwritten Registration pursuant to Article III, unless the registered holders of Notes that requested the Registered Exchange Offer or the managing underwriters of such underwritten Registration (as the case may be) otherwise agree.

        4.3 BLACK-OUT RIGHTS AND POSTPONEMENT.

        Notwithstanding anything in this Agreement to the contrary, the Company may, upon written notice (a "Black-Out Notice") to the registered holders of Notes requesting a Registered Exchange Offer or the Requesting Holders requesting a Registration, require such registered holders or Requesting Holders, as the case may be, to withdraw such request upon the good faith determination by the Company that postponement of such Registered Exchange Offer or Registration, as the case may be, is necessary (i) to avoid disclosure of material non-public information or (ii) as a result of a pending material financing or acquisition transaction, and in each case, each of the registered holders of the Notes may not request another Registered Exchange Offer or Registration for a period of up to 60 days, as specified by the

Company in such Black-Out Notice. The Company may only give a Black-Out Notice where the giving of such notice has been specifically approved by the Company's Board of Directors. Upon receipt of a Black-Out Notice, the related Registered Exchange Offer or Registration shall be deemed to be rescinded and retracted and shall not be counted as a Registered Exchange Offer or a Registration, as the case may be, for any purpose. The Company may not deliver more than one Black-Out Notice in any 12-month period.


                                  ARTICLE V

                           REGISTRATION PROCEDURES
                           -----------------------

                Whenever the Requesting Holders and any other registered holders of Notes have requested that Registrable Notes be registered in accordance with Articles III and IV, the Company will use all reasonable efforts to effect the registration and the sale of such Registrable Notes in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible (or, in the case of clause (p) below, will not):

                (a) prepare and file with the Commission a registration statement with respect to such Registrable Notes (such registration statement to include all information which the holders of Registrable Notes to be registered thereby shall reasonably request) and use all reasonable efforts to cause such registration statement to become effective, provided that as promptly as practicable before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to counsel selected by the holders of a majority of the aggregate principal amount of Registrable Notes covered by such registration statement copies of all such documents proposed to be filed, and the Company shall not file any such documents to which such counsel shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act, and (ii) notify each holder of Registrable Notes covered by such registration statement of (x) any request by the Commission to amend such registration statement or amend or supplement any prospectus, or (y) any stop order issued or threatened by the Commission, and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                (b) (i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during the period commencing on the effective date of such registration statement and ending on the earlier of (x) the 90th day after such effective date and (y) the first date as of which all Registrable Notes covered by such registration statement are sold in accordance with the intended plan of distribution for the Registrable Notes set forth in such registration statement and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                (c) furnish to each seller of Registrable Notes covered by such registration statement, without charge, such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and, in each case, including all exhibits thereto and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Notes owned by such seller;

                (d) use its best efforts to register or qualify the Registrable Notes covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect and to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Notes owned by such seller, provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                (e) furnish to each seller of Registrable Notes covered by such registration statement a signed copy, addressed to such seller (and the underwriters, if any) of an opinion of counsel for the Company or special counsel to the selling securityholders, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings, and such other legal matters as the seller (or the underwriters, if any) may reasonably request;

                (f) notify each seller of Registrable Notes covered by such registration statement, at a time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event known to the Company as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Notes, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and in the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of such notice to such seller to the date when the Company made available to such seller an appropriately amended or supplemented prospectus;

        (g) cause all Registrable Notes covered by such registration statement to be listed on each securities exchange (if any) on which debt securities issued by the Company are then listed and enter into such customary agreements as may be required in furtherance thereof, including without limitation listing applications and indemnification agreements in customary form;

        (h) provide a transfer agent and registrar for all Registrable Notes covered by such registration statement not later than the effective date of such registration statement;

        (i) enter into such customary arrangements and take all such other actions as the holders of a majority of the aggregate principal amount of Registrable Notes covered by such registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Notes;

        (j) make available for inspection by any seller of Registrable Notes covered by such registration statement, any underwriter participating in any disposition of Registrable Notes pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

        (k) subject to other provisions hereof, use all reasonable efforts to cause the Registrable Notes covered by such registration statement to be registered with or approved by such other governmental agencies or authorities or self-regulatory organizations as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Notes;

        (l) use all reasonable efforts to obtain a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, addressed to each seller of Registrable Notes covered by such registration statement and to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as such seller (or the underwriters, if any) may reasonably request;

        (m) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as practicable, an earnings statement covering a period of at lease twelve months, beginning with the first month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

        (n) permit any holder of Registrable Notes covered by such registration statement, which holder, in the sole judgment, exercised in good faith, of such holder might be deemed to be a controlling person of the Company (within the meaning of the Securities Act or the Exchange Act) to participate in the preparation of such registration statement and to include therein material, furnished to the Company in writing, which in the reasonable judgment of such holder should be included and which is reasonably acceptable to the Company;

        (o) use all reasonable efforts to obtain the withdrawal at the earliest possible time of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus included therein;

        (p) at any time file or make any amendment to such registration statement, or any amendment of or supplement to the prospectus included therein (including amendments of the documents incorporated by reference into the prospectus), of which each seller of Registrable Notes covered by such registration statement or the managing underwriters, if any, shall not have previously been advised and furnished a copy or to which the sellers of a majority of the aggregate principal amount of such Registrable Securities, the managing underwriters, if any, or counsel for such sellers or for such underwriters shall reasonably object;

        (q) make such representations and warranties (subject to appropriate disclosure schedule exceptions) to sellers of Registrable Notes covered by such registration statement and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters and selling holders, as the case may be, in underwritten public offerings of substantially the same type; and

        (r) if such registration statement refers to any seller of Registrable Notes covered thereby by name or otherwise as the holder of any securities of the Company then(whether or not such seller is or might be deemed to be a controlling person of the Company), (i) at the request of such seller, insert therein language, in form and substance reasonably satisfactory to such seller, the Company and the managing underwriters, if any, to the effect that the holding by such seller of such securities is not to be construed as a recommendation by such seller of the investment quality of the Registrable Notes or the Company's other securities covered thereby and that such holding does not imply that such seller will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such seller by name or otherwise is not required by the Securities Act, any similar Federal or state statute, or any rule or regulation of any other regulatory body having jurisdiction over the offering, at the request of such seller, delete the reference to such seller.


                                  ARTICLE VI


                            REGISTRATION EXPENSES


                6.1 FEES GENERALLY.

                All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, the expenses and fees for listing Exchange Notes or Registrable Notes on each securities exchange (if any) on which debt securities issued by the Company are then listed, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including without limitation reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Exchange Notes or Registrable Notes), printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting fees, discounts and commissions) and other persons retained by the Company (all such expenses being herein called "Registration Expenses") shall be borne by the Company, except that each seller of Exchange Notes or Registrable Notes shall pay any underwriting fees, discounts or commissions attributable to the sale of its Exchange Notes or Registrable Notes.

                6.2 COUNSEL FEES.

                In connection with a Registered Exchange Offer, the Company will reimburse the registered holders of Notes that requested the Registered Exchange Offer for the reasonable fees and disbursements of one counsel chosen by such registered holders. In connection with each Registration, the Company will reimburse the Requesting Holders in such Registration for the reasonable fees and disbursements of one counsel chosen by such Requesting Holders.

                                  ARTICLE VII

                             UNDERWRITTEN OFFERINGS


     If requested by the underwriters for any underwritten offering of Registrable Notes pursuant to a Registration, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the holders of Notes representing a majority of the aggregate principal amount of Registrable Notes requested to be included in such Registration and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally included in agreements of such type, including without limitation indemnities customarily included in such agreements. The sellers of Registrable Notes to be distributed by such underwriters will cooperate in good faith with the Company in the negotiation of the underwriting agreement. The sellers of Registrable Notes to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such sellers and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to the obligations of such sellers. The Company shall cooperate with any such seller of Registrable Notes in order to limit any representations or warranties to, or agreements with, the Company or the underwriters to be made by such seller only to representations, warranties or agreements regarding such seller, such seller's Registrable Notes, such seller's intended method of distribution, any other information required by law and supplied in writing by such seller to the Company or the underwriters specifically for use in the relevant registration statement and any other representation required by applicable law.

                                  ARTICLE VIII

                                INDEMNIFICATION

     8.1 INDEMNIFICATION BY THE COMPANY.

     The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each of the holders of any Exchange Notes or Registrable Notes covered by a registration statement that has become effective under the Securities Act pursuant to this Agreement, each other person, if any, who controls such holder within the meaning of the Securities Act or the Exchange Act, and each of their respective directors, general partners and officers, as follows:

     (i) against any and all loss, liability, claim, damage or expense
     (other than amounts paid in settlement) incurred by them arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made;


          (ii) against any and all loss, liability, claim, damage and expense incurred by them to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense incurred by them in connection with investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause
          (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the underwriters by or on behalf of such holder expressly for use in the preparation of such registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto); and provided further, however, that the Company will not be liable to any holder of Exchange Notes or Registrable Notes (or any other indemnified person) under the indemnity agreement in this Section 8.1, with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, liability, claim, damage or expense of such holder (or other indemnified person) results from the fact that such holder sold Exchange Notes or Registrable Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously and timely furnished copies thereof to such holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, general partner, or other controlling person and shall survive the transfer of the relevant Exchange
Notes or Registrable Notes by such holder.

     8.2 INDEMNIFICATION BY A SELLING NOTEHOLDER.

     In connection with any Registered Exchange Offer in which a holder of Notes is participating or any Registration in which a holder of Registrable Notes is participating, each such holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8.1 of this Agreement), to the extent permitted by law, the Company and its directors, officers and controlling persons, and their respective directors, officers and general partners, with respect to any statement or alleged statement in or omission or alleged omission from the related registration statement (including all documents incorporated therein by reference), any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or to such preliminary prospectus or prospectus, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information that relates only to such holder or the plan of distribution that is expressly furnished to the Company or the underwriters by or on behalf of such holder for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or such holder, as the case may be, or any of their respective directors, officers, controlling persons or general partners and shall survive any transfer of Exchange Notes or Registrable Notes by such holder. With respect to each claim pursuant to this Section 8.2, each holder's maximum liability under this
Section 8.2 shall be limited to an amount equal to the net proceeds actually received by such holder (after deducting any underwriting fees, discount and commissions) from the sale of the Exchange Notes or Registrable Notes being sold or exchanged pursuant to such registration statement or prospectus by such holder.

     8.3 INDEMNIFICATION PROCEDURE.

     Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 8.1 or Section 8.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 8.1 or Section
8.2 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal fees and expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not be liable for the fees and expenses of (i) in the case of a claim referred to in Section 8.1, more than one counsel (in addition to any local counsel) for all indemnified persons selected by the holders of Exchange Notes or Registrable Notes (as the case may be) representing a majority in aggregate principal amount of the Exchange Notes or Registrable Notes (as the case may be) held by such indemnified persons, or (ii) in the case of a claim referred to in Section 8.2, more than one counsel (in addition to any local counsel) for the Company, in each case in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to (pursuant to the immediately preceding sentence), or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party an actual or potential conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonable in light of such conflict. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any person who controls such indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding.
Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.


     8.4 UNDERWRITING AGREEMENT.

     The Company, and each holder of Registrable Notes requesting registration of all or any part of such Notes pursuant to Article III, shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement entered into in connection with a Registration with respect to any required registration or other qualification of Registrable Notes under any Federal or state law or regulation of any governmental authority.

     8.5 CONTRIBUTION.

     If the indemnification provided for in Sections 8.1 or 8.2 is unavailable to hold harmless an indemnified party under such Section, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in Section 8.1 or Section 8.2, as the case may be, in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand, and the indemnified party on the other, in connection with statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations, including without limitation the relative benefits received by each party from the Registered Exchange Offer or the offering of the Registrable Notes and other securities covered by the relevant registration statement (as the case may be), the parties' relative knowledge and access to information concerning the matter with respect to which the relevant claim was asserted and the parties' relative opportunities to correct and prevent any relevant statement or omission. Without limiting the generality of the foregoing, the parties' relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to relevant information and opportunity to correct or prevent any such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 8.5 were to be determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first and second sentences of this Section 8.5. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this Section 8.5 shall be deemed to include any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending the relevant action or proceeding and shall be limited as provided in Section 8.3 if the indemnifying party has assumed the defense of the relevant action or proceeding in accordance with the provisions of this Section 8.5. Promptly after receipt by an indemnified party under this
Section 8.5 of notice of the commencement of any action or proceeding against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 8.5, such indemnified party shall notify the indemnifing party in writing of the commencement thereof if the notice specified in Section 8.3 has not been given with respect to such action or proceeding; provided, however, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party under this Section 8.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The Company and each holder of Registrable Notes agrees with each other and the underwriters of any Registrable Notes, if requested by such underwriters, that (i) the underwriters' portion of such holder's contribution shall not exceed the total underwriting fees, discounts and commissions in connection with the relevant Registration and (ii) the amount of such holder's contribution shall not exceed an amount equal to the net proceeds actually received by such holder from the sale of Registrable Notes pursuant to the Registration to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                8.6  PERIODIC PAYMENTS.

                The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                                   ARTICLE IX

                                   INDENTURE

                9.1 INDENTURE GENERALLY. As soon as reasonably possible after the Company's receipt of the first written request for a Registered Exchange Offer pursuant to Section 2.1 or a Registration pursuant to Section 3.1(a), the Company shall, subject to the other provisions of this Article IX, prepare and, simultaneously with the effectiveness of the registration statement relating to such Registered Exchange Offer or Registration, execute and deliver to a bank or trust company, as trustee (the "Trustee"), selected by the Company, having capital and surplus of at least $100,000,000 and having its principal office either in Charlotte, North Carolina or in New York, New York, an Indenture
(the "Indenture"), providing for the issuance, and shall authorize the issuance thereunder as hereinafter provided, of the Exchange Notes (in the case of a Registered Exchange Offer) or new notes (in the case of a Registration)
(the "Public Notes") in exchange for the Notes, in each case with terms identical in all respects to the Notes and, except as contemplated in Section 9.2, having all the rights and privileges carried by, the Notes outstanding at the time of such authorization. In the event that an Indenture has previously been entered into pursuant to this Section 9.1, the Company shall cause any Exchange Notes or Public Notes issued in connection with a subsequent Registered Exchange Offer or Registration to be issued under such Indenture (or a successor Indenture satisfying the applicable requirements of this Article IX).

                9.2  INDENTURE.  The Indenture and the Exchange Notes and
Public Notes to be issued thereunder shall, insofar as may be appropriate, respectively embody the substance of all covenants, events of default and other provisions of the Notes, together with such other provisions (not inconsistent with the provisions of the Notes) as are usually contained in indentures providing for obligations of comparable aggregate principal amount and maturity and having comparable substantive provisions, including without limitation a provision to the effect that during the continuance of an event of default the Trustee may, to the extent that the amount of Exchange Notes and Public Notes then outstanding under the Indenture is sufficient for the Trustee to do so, declare (and upon the written request of the holders of Exchange Notes and Public Notes representing a majority of the aggregate principal amount of the Notes, the Exchange Notes and the Public Notes at the time outstanding (taken together as a single class), shall declare) by notice in writing to the Company, the principal of all of the Notes, the Exchange Notes and the Public Notes at the time outstanding to be due and payable immediately (collectively, the "Other Provisions"); provided, however, that (a) the covenants, events of default and other provisions of the Indenture and the Exchange Notes and Public Notes issued thereunder (except for the Other Provisions) shall be no more restrictive to the Company than the covenants, conditions and provisions set forth in the Notes and (b) the Indenture, the Exchange Notes and the Public Notes will provide that, for all purposes thereunder (including, without limitation, the granting of any waiver, the exercise of any remedy or the taking of any other action by the holders of Exchange Notes and Public Notes or by the Trustee on their behalf), the Notes, the Exchange Notes and the Public Notes will be treated as a single class of debt securities. The Indenture and the Exchange Notes and Public Notes issued thereunder shall be, respectively, in such form and shall contain such procedural provisions as may be necessary to comply with any applicable statutes and with any rules or regulations thereunder and as may be necessary to register such Exchange Notes and Public Notes under the Securities Act and to render the Indenture eligible for qualification under the Trust Indenture Act. The Indenture shall be satisfactory in form and substance to the Company and to the registered holders of Notes who requested pursuant to Section 2.1 or 3.1(a) the first Registered Exchange Offer or Registration effected hereunder (the "First Indenture Holders") and their special counsel, who shall be selected by the First Indenture Holders (the "Special Counsel"), and shall permit the issuance of Public Notes only in exchange for Notes requested to included in a Registration and otherwise exchanged in accordance with Section
9.4 or 9.5 (except in the case of (i) mutilated, lost, destroyed or stolen Public Notes, (ii) exchanges, transfers and reissues of Public Notes and (iii) issuances of Public Notes in payment of interest on other Public Notes).

                9.3 OPINION. At the time an Indenture is first entered into pursuant to Section 9.1, Special Counsel shall furnish to the First Indenture Holders and to the Trustee under the Indenture an opinion to the effect that
(a) the Indenture and the Exchange Notes or Public Notes to be issued in connection with the related Registered Exchange Offer or Registration are in compliance as to form with this Agreement (or have otherwise been consented to by each of the First Indenture Holders and the Company), (b) the Indenture has been duly authorized, executed and delivered and is a legal, valid and binding instrument enforceable in accordance with its terms (subject, however, to qualification in respect of (i) any applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and (ii) the effect of certain laws and judicial decisions upon the enforceability of certain of the remedies provided in the Indenture without, however, in the opinion of such counsel, materially interfering with the practical realization of the benefits provided by the Indenture), and (c) such Exchange Notes or Public Notes, as the case may be, have been duly authorized, and, when executed, authenticated and delivered as provided in the Indenture, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture in accordance with the terms of the Indenture and such Exchange Notes or Public Notes (subject, however, to qualifications corresponding to those set forth in clauses (i) and (ii) above). The Company will bear all expenses incurred in connection with the preparation, execution and delivery of the Indenture and issuing Exchange Notes and Public Notes thereunder, including the reasonable fees and disbursements of Special Counsel in connection therewith.

        9.4 EXCHANGES BY REQUESTING HOLDERS. From and after the execution and delivery of the Indenture, upon surrender of any Note by a Requesting Holder in connection with the first Registration effected pursuant to Article III, the Company will deliver to or upon the order of such Requesting Holder, in exchange therefor, Public Notes, in the same aggregate unpaid principal amount as the Note surrendered, in such authorized form and denomination as such holder may elect, and bearing interest from the last date on which interest was paid (whether in cash or in additional Notes) on the Note so surrendered, and the Company will effect such exchange without charge to such holder.

        9.5 EXCHANGES BY OTHER HOLDERS. If an Indenture is entered into and any Public Notes of the Company are issued pursuant to this Article IX, each remaining registered holder of Notes shall be entitled to exchange any of the Notes held by it for Public Notes issued under such Indenture in accordance with the terms of this Article IX as if such holder were a Requesting Holder in the first Registration effected pursuant to Article III; provided, however, that such holder shall have requested registration of such Public Notes in accordance with Section 3.1.


                                  ARTICLE X


                                   RULE 144


        If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any registered holder of Notes, Exchange Notes or Public Notes, make publicly available other information), and it will take such further action as any registered holder of Notes, Exchange Notes or Public Notes may reasonably request, all to the extent required from time to time to enable such holder to sell its Notes, Exchange Notes or Public Notes without registration under the Securities Act in compliance with (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any registered holder of Notes, Exchange Notes or Public Notes, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.


                                  ARTICLE XI

                 PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

        No holder of Registrable Notes may participate in any underwritten registration hereunder unless such holder (i) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, escrow agreements and other documents reasonably required under the terms of such underwriting arrangements and consistent with the provisions of this Agreement.

                                 ARTICLE XII

                                MISCELLANEOUS


        12.1 NO INCONSISTENT AGREEMENTS.

        The Company will not hereafter enter into any agreement which is inconsistent with, or would otherwise restrict the performance by the Company of, its obligations hereunder.

        12.2 SPECIFIC PERFORMANCE.

        The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy that may be available to any of them at law or equity; provided, however, that each of the parties hereto agrees to provide the other parties hereto with written notice at least two business days prior to filing any motion or other pleading seeking a temporary restraining order, a temporary or permanent injunction, specific performance, or any other equitable remedy and to give the other parties hereto and their counsel a reasonable opportunity to attend and participate in any judicial or administrative hearing or other proceeding held to adjudicate or rule upon any such motion or pleading.

        12.3 AMENDMENTS AND WAIVERS.

        (a) Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or any holder of Notes, Exchange Notes or Public Notes, unless such modification, amendment or waiver is approved in writing by the Company, or by either such holder or the registered holders of Notes, Exchange Notes and Public Notes representing a majority of the aggregate principal amount of Notes, Exchange Notes and Public Notes then outstanding, as the case may be. Each holder of any Notes, Exchange Notes or Public Notes at the time or thereafter outstanding shall be bound by each modification, amendment or waiver authorized pursuant to this Section 12.3, whether or not such Notes, Exchange Notes or Public Notes shall have been marked to indicate such modification, amendment or waiver.

     (b) The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     12.4  NOMINEES FOR BENEFICIAL OWNERS.


     In the event that any Notes, Exchange Notes or Public Notes are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election by written notice to the Company effective upon receipt by the Company, be treated as the holder of such Notes, Exchange Notes or Public Notes for purposes of any request or other action by any holder or holders of Notes, Exchange Notes or Public Notes pursuant to this Agreement or any determination of any number or percentage of aggregate principal amount of Notes, Exchange Notes or Public Notes held by any holder or holders of Notes, Exchange Notes or Public Notes contemplated by this Agreement. If the beneficial owner of any Notes, Exchange Notes or Public Notes makes such election, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Notes, Exchange Notes or Public Notes. Prior to receipt by the Company of written notice contemplated hereby, any action taken by any such nominee shall be binding upon each related beneficial owner.

     12.5  SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are binding upon or for the benefit of the parties hereto other than the Company shall also be binding upon, for the benefit of and enforceable by or against any subsequent holder of any Notes, Exchange Notes or Public Notes, as applicable, subject to all the provisions herein, including those respecting the minimum percentages of aggregate principal amount of notes required in order to be entitled to certain rights, or to take certain actions, provided for herein.

     12.6 NOTICES.

     All notices, requests and other communications hereunder shall be in writing and shall be delivered by hand, by express courier service, by registered or certified mail, return receipt requested, postage prepaid, by first-class mail or by telecopy, addressed, (a) if to any holder of Notes, Exchange Notes or Public Notes, at the following address or at such other address as such holder shall have furnished to the Company in writing:

               Masco Corporation
               21001 Van Born Road
               Taylor, Michigan  48180
               Facsimile No.:  313-374-6135
               Attn:  President
                        with a copy to:

                        Masco Corporation
                        21001 Van Born Road
                        Taylor, Michigan  48180
                        Facsimile No.:  313-374-6135
                        Attn:  General Counsel

or (b) to the Company, at the following address or at such other address as the Company shall have furnished to the registered holders of Notes and the Trustee (if any) in writing:

                        FURNISHINGS INTERNATIONAL INC.
                        1300 National Highway
                        Thomasville, North Carolina  27360
                        Facsimile No.:  910-476-4551
                        Attn:  President



                        with copies to:

                        FURNISHINGS INTERNATIONAL INC.
                        1300 National Highway
                        Thomasville, North Carolina 27360
                        Facsimile No.: 910-476-4551
                        Attn:  General Counsel

                        and

                        Morgan, Lewis & Bockius LLP
                        101 Park Avenue
                        New York, New York  10178
                        Facsimile No.:  212-309-6273
                        Attn:  Philip H. Werner

                Any notice so addressed and mailed or delivered shall be deemed to be given (i) one Business Day after being consigned to an express courier service, (ii) five Business Days after being mailed by registered, certified or first-class mail, (iii) on the same Business Day, if by hand and (iv) when received, if by telecopy.

                12.7  HEADINGS; CERTAIN CONVENTIONS.

                The headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof. Unless the context otherwise expressly requires, all references herein to Articles, Sections and Annexes are to Articles, Sections and Annexes of this Agreement. The words "herein," "hereunder" and "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or provision. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

                12.8  GENDER.

                Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

                12.9  INVALID PROVISIONS.

                If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                12.10  GOVERNING LAW.

                This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                12.11  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR

CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

     12.12  WAIVER OF JURY TRIAL.

     EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OTHER PARTY HERETO. THE SCOPE OF THIS WAIVE IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT
HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHT FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED
EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

    12.13  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        FURNISHINGS INTERNATIONAL INC.

                                        By: Robert L. George
                                            --------------------------
                                            Name:  Robert L. George
                                            Title: Executive Vice President


                                        MASCO CORPORATION


                                        By:  John R. Leekley
                                             -------------------------
                                             Name:  John R. Leekley
                                             Title: Vice President

                                                                ANNEX A

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Secuities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                ANNEX B

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION



     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until [insert date], all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.(1)

     The Company will not receive any proceeds form any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold form time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the registered holders of the Notes) other than commissions of concessions of any brokers or dealers and will indemnify the registered holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

--------------
(1) In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Registered Exchange Offer prospectus.

                                                                        ANNEX D


/  /    CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL
        COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

        Name: _________________________________________________
        Address:_______________________________________________
                _______________________________________________


If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.